UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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FIRST MERCHANTS CORPORATION
(Name of Registrant as Specified In Its Charter)

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FIRST MERCHANTS CORPORATION
200 EAST JACKSON STREET
MUNCIE, INDIANA 47305

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 11, 2021

The annual meeting of the shareholders of First Merchants Corporation (“FMC” or the “Company”) will be held on Tuesday, May 11, 2021, at 4:00 p.m., Eastern Daylight Time. This year's annual meeting will again be a completely "virtual meeting" of stockholders. You will be able to attend the meeting, as well as vote and submit your questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/FRME2021 and entering the 16-digit control number included in our notice of internet availability of the proxy materials, on your proxy card or in the instructions that accompanied your proxy materials. The meeting shall be held for the following purposes:

(1)    To elect four directors to hold office for terms of three years and one director to hold office for a term of two years, all to serve until their successors are duly elected and qualified.

(2)    To vote on an advisory, nonbinding resolution to approve the compensation of the Company’s named executive officers.

(3)    To ratify the appointment of the firm of BKD, LLP as the independent auditor for 2021.

(4)    To transact such other business as may properly come before the meeting.

Only those shareholders of record at the close of business on March 3, 2021, shall be entitled to notice of and to vote at the meeting.

                            By Order of the Board of Directors

                            Brian T. Hunt
                            Secretary
Muncie, Indiana
March 29, 2021

YOUR VOTE IS IMPORTANT!

EVEN IF YOU PLAN TO ATTEND OUR VIRTUAL MEETING, YOU ARE URGED TO SUBMIT YOUR PROXY VIA THE INTERNET OR TELEPHONE, OR TO SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED POSTAGE‑PAID ENVELOPE, AS SOON AS POSSIBLE SO THAT YOUR SHARES CAN BE VOTED AT THE MEETING IN ACCORDANCE WITH YOUR INSTRUCTIONS.

FIRST MERCHANTS CORPORATION
PROXY STATEMENT FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 11, 2021
TABLE OF CONTENTS

I. VOTING YOUR SHARES	1
VOTING BY PROXY	2
II. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT	3
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS	3
SECURITY OWNERSHIP OF MANAGEMENT	4
III. THE BOARD OF DIRECTORS	5
VOTING ITEM 1: ELECTION OF DIRECTORS	6
DIRECTORS WHOSE TERMS ARE NOT EXPIRING	10
IV. CORPORATE GOVERNANCE	13
CORPORATE GOVERNANCE GUIDELINES	13
CODE OF CONDUCT	14
DIRECTOR INDEPENDENCE	14
BOARD MEETINGS	14
DIRECTORS’ ATTENDANCE AT ANNUAL MEETING OF SHAREHOLDERS	15
THE BOARD LEADERSHIP STRUCTURE	15
THE BOARD’S ROLE IN RISK OVERSIGHT	15
SHAREHOLDER COMMUNICATIONS AND ENGAGEMENT WITH BOARD AND EXECUTIVE MANAGEMENT	15
THE COMPANY'S ENVIRONMENTAL, SOCIAL AND GOVERNANCE PROGRAM	16
V. BOARD COMMITTEES	17
THE STANDING COMMITTEES	17
THE AUDIT COMMITTEE	17
THE AUDIT COMMITTEE REPORT CONCERNING AUDITED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2020	18
THE NOMINATING AND GOVERNANCE COMMITTEE	20
THE COMMITTEE’S POLICY AND PROCESS FOR CONSIDERING DIRECTOR CANDIDATES RECOMMENDED BY SHAREHOLDERS	20
THE COMMITTEE’S CRITERIA AND PROCESS FOR IDENTIFYING AND EVALUATING NOMINEES FOR DIRECTOR	21
THE COMMITTEE’S CONSIDERATION OF DIVERSITY IN IDENTIFYING NOMINEES	22

i

THE RISK AND CREDIT POLICY COMMITTEE	22
THE COMPENSATION AND HUMAN RESOURCES COMMITTEE	23
COMPENSATION AND HUMAN RESOURCES COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	25
THE COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT	25
VI. INFORMATION ABOUT OUR EXECUTIVE OFFICERS	25
VII. COMPENSATION OF THE NAMED EXECUTIVE OFFICERS	26
THE NAMED EXECUTIVE OFFICERS	26
COMPENSATION DISCUSSION AND ANALYSIS	27
THE OBJECTIVES OF THE EXECUTIVE COMPENSATION PROGRAM AND THE PROCESS FOR IMPLEMENTING THESE OBJECTIVES	27
THE MATERIAL ELEMENTS OF NEO COMPENSATION AND HOW EACH OF THESE ELEMENTS PROMOTES THE COMPANY’S STRATEGIC OBJECTIVES	28
THE RELATIONSHIP BETWEEN NEO COMPENSATION AND THE COMPANY’S PERFORMANCE	29
PEER GROUP	30
COMPENSATION CONSULTANT	30
INFORMATION CONCERNING EACH MATERIAL ELEMENT OF NEO COMPENSATION	31
BASE SALARY	31
SENIOR MANAGEMENT INCENTIVE COMPENSATION PROGRAM (“SMICP”)	31
LONG-TERM EQUITY INCENTIVE PLAN (“LTEIP”)	33
EMPLOYEE STOCK PURCHASE PLAN (“ESPP”)	34
RETIREMENT PENSION PLAN (“PENSION PLAN”)	35
RETIREMENT AND INCOME SAVINGS PLAN (“§401(K) PLAN”)	35
DEFINED CONTRIBUTION SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN (“SERP”)	36
2011 EXECUTIVE DEFERRED COMPENSATION PLAN (“EDCP”)	36
CHANGE OF CONTROL AND OTHER EMPLOYMENT OR SEVERANCE AGREEMENTS	37
MITIGATION OF RISKS	37
SHAREHOLDER ADVISORY VOTE ON NEO COMPENSATION AT 2020 ANNUAL MEETING	38
COMPENSATION TABLES	39
SUMMARY COMPENSATION TABLE	39
RATIO OF ANNUAL TOTAL COMPENSATION OF CHIEF EXECUTIVE OFFICER TO MEDIAN EMPLOYEE	41
GRANTS OF PLAN-BASED AWARDS TABLE	41
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE	41
OPTION EXERCISES AND STOCK VESTED TABLE	42
PENSION BENEFITS TABLE	43
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NONQUALIFIED DEFERRED COMPENSATION TABLE	44
CHANGE OF CONTROL AGREEMENTS TABLE	46
VOTING ITEM 2: ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS	47
VIII. COMPENSATION OF DIRECTORS	47
EQUITY COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS	48
NON-EMPLOYEE DIRECTORS DEFERRED COMPENSATION PLAN	49
DIRECTOR COMPENSATION FOR 2020 FISCAL YEAR	49
IX. TRANSACTIONS WITH RELATED PERSONS	51
X. DELINQUENT SECTION 16(a) REPORTS	51
XI. INDEPENDENT AUDITOR	52
FEES FOR PROFESSIONAL SERVICES RENDERED BY BKD, LLP	52
THE AUDIT COMMITTEE’S PRE-APPROVAL POLICIES AND PROCEDURES	52
VOTING ITEM 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR FOR 2021	53
XII. SHAREHOLDER PROPOSALS	53
XIII. OTHER MATTERS	54

iii

March 29, 2021

FIRST MERCHANTS CORPORATION
PROXY STATEMENT FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 11, 2021

To the shareholders of First Merchants Corporation (“FMC”, "First Merchants", or the “Company”):

We are providing you the notice of annual meeting of shareholders and this proxy statement in connection with FMC’s annual meeting of shareholders to be held on Tuesday, May 11, 2021, at 4:00 p.m., Eastern Daylight Time (the “Annual Meeting”). You may attend the virtual meeting by going to www.virtualshareholdermeeting.com/FRME2021. The Board of Directors (the “Board”) of the Company is soliciting your proxy to be voted at the Annual Meeting.

The U.S. Securities and Exchange Commission (“SEC”) “notice and access” rule allows us to furnish these proxy materials over the Internet, enabling us to reduce the cost of delivering the materials and lessening the environmental impact of our Annual Meeting. Under this rule, we are mailing a notice regarding the availability of proxy materials to most of our shareholders if you haven’t previously informed us that you prefer a paper copy of the proxy materials. This notice contains instructions on how to access the proxy materials over the Internet. It also contains instructions on how shareholders may receive a paper or electronic copy of the proxy materials, including a proxy statement, annual report and a proxy card. If you received a paper or electronic copy of the proxy materials, you also received a proxy card that can be used to vote your shares.

The distribution of these proxy materials is expected to commence on or about April 1, 2021.

I. VOTING YOUR SHARES

Each share of FMC common stock issued and outstanding as of the close of business on the record date for the Annual Meeting, March 3, 2021 (the “Record Date”), is entitled to be voted on all items being voted upon at the Annual Meeting. As of the close of business on the Record Date, there were 54,350,207 shares outstanding and entitled to vote.

Each share of FMC common stock is entitled to one vote. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Shareholders do not have a right to cumulate their votes for directors. The affirmative vote of a majority of the shares present and voting at the meeting in person or by proxy is required for approval of all items submitted to the shareholders for consideration other than the election of directors, as described above, which is based on a plurality of votes cast.

Abstentions will be counted for the purpose of determining whether a quorum is present but for no other purpose. Broker nonvotes will not be counted. The Secretary will count the votes and announce the preliminary results of the voting at the Annual Meeting. The Company will publish final results on Form 8-K within four business days following the end of the meeting in accordance with an SEC rule.

You may vote shares held directly in your name as the shareholder of record by participating in the virtual meeting. Even if you plan to do so, we recommend that you also vote by proxy so that your vote will be counted if you later decide not to participate in the meeting.

VOTING BY PROXY

Whether you hold shares directly as the shareholder of record or through a broker, trustee or other nominee as the beneficial owner, you may direct how your shares are voted without attending the Annual Meeting. There are three ways to vote by proxy:

•By Internet - Shareholders who received a notice regarding the availability of proxy materials may submit proxies over the Internet before the meeting by going to www.proxyvote.com and by following the instructions on the notice. Shareholders who received a paper or electronic copy of a proxy card may submit proxies over the Internet by following the instructions on the proxy card.

•By Telephone -Shareholders who live in the United States or Canada may submit proxies by telephone by calling toll-free 1-800-690-6903 on a touch-tone telephone and following the instructions. Shareholders who received a notice regarding the availability of proxy materials should have the notice in hand when calling, and shareholders who received a paper or electronic copy of a proxy card should have the proxy card in hand when calling.

•By Mail - Shareholders who received a paper or electronic copy of a proxy card may submit proxies by mail by completing, signing and dating the proxy card and mailing it in the postage-paid envelope we have provided or by returning it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

After submitting a proxy, you have the right to revoke it at any time before it is exercised by giving written notice of revocation to the Secretary received prior to the Annual Meeting, by submitting a new proxy via the Internet, telephone or mail, or by voting at the virtual meeting. Your shares will be voted in accordance with your specific instructions given when submitting your proxy. In the absence of specific instructions to the contrary, proxies will be voted FOR election to the Board of all nominees listed in Item 1 of the proxy; FOR approval of the compensation of the Company’s named executive officers; and FOR ratification of the appointment of the firm of BKD, LLP as the Company’s independent auditor for 2021.

If any director-nominee named in this proxy statement becomes unable or declines to serve (an event that we do not anticipate), the persons named as proxies will have discretionary authority to vote for a substitute nominee named by the Board, if the Board determines to fill such nominee’s position.

II. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

To the best of our knowledge, the following table shows the only beneficial owners of more than 5% of the outstanding FMC common stock as of the Record Date.

Name and Address of Beneficial Owners	Amount and Nature of Beneficial Ownership		Percent of Class

The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	5,029,904(1)	.....................................	9.27%

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	3,934,687(2)	.....................................	7.30%

Dimensional Fund Advisors LP Building One 6300 Bee Cave Road Austin, TX 78746	2,796,068(3)	.....................................	5.20%

EARNEST Partners, LLC 1180 Peachtree Street NE, Suite 2300 Atlanta, GA 30309	2,757,789(4)	.....................................	5.10%

(1)Based on a Schedule 13G filing with the SEC, The Vanguard Group ("Vanguard") is an investment adviser in accordance with Rule 13(d)-1(b)(1)(ii)(E) under the Securities Exchange Act of 1934. Vanguard indicated that it has shared power to vote or to direct the vote with respect to 54,770 shares, sole dispositive power with respect to 4,926,399 shares, and shared dispositive power with respect to 103,505. Vanguard filed on behalf of the following subsidiaries: Vanguard Fiduciary Trust Company; Vanguard Investments, Australia, Ltd.; Vanguard Asset Management, Limited; Vanguard Global Advisors, LLC; Vanguard Investments Canada, Inc.; Vanguard Investments Hong Kong Limited; and Vanguard Investments UK Limited.

(2)Based on a Schedule 13G filing with the SEC, BlackRock, Inc. ("BlackRock") is a parent holding company or control person in accordance with Rule 13(d)-1(b)(1)(ii)(G) under the Securities Exchange Act of 1934. BlackRock indicated that it has sole power to vote or to direct the vote with respect to 3,834,922 shares, and sole dispositive power with respect to 3,934,687 shares. BlackRock filed on behalf of the following subsidiaries: BlackRock Institutional Trust Company, N.A., BlackRock Fund Advisors, BlackRock Asset Management Canada Limited, BlackRock Advisors, LLC, BlackRock Investment Management, LLC, BlackRock Asset Management Ireland Limited, BlackRock Asset Management Schweiz AG, BlackRock Investment Management (UK) Ltd., BlackRock (Netherlands) B.V., BlackRock Financial Management, Inc. and BlackRock Investment Management (Australia) Limited.

(3)Based on a Schedule 13G filing with the SEC, Dimensional Fund Advisors LP is an investment adviser in accordance with Rule 13(d)-1(b)(1)(ii)(E) under the Securities Exchange Act of 1934. It furnishes investment advice to four investment companies registered under the Investment Advisors Act of 1940 and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts. These investment companies, trusts and accounts are the “Funds.” In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment adviser, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over the shares of FMC common stock held by the Funds, and may be deemed to be the beneficial owner of these shares under rules of the SEC. However, all of the shares shown above are owned by the Funds. Dimensional disclaims beneficial ownership of such shares for any other purpose.

(4)Based on Schedule 13G filing with the SEC, EARNEST Partners, LLC ("EARNEST") is an investment advisor in accordance with Rule 13(d)-1 (b)(1)(ii)(E) under the Securities Exchange Act of 1934. EARNEST indicated that it has sole power to vote or to direct the vote with respect to 1,712,123 shares, and sole dispositive power with respect to 2,757,789 shares.

SECURITY OWNERSHIP OF MANAGEMENT

The following table individually lists the amount and percent of the outstanding FMC common stock beneficially owned on the Record Date by the directors, the director-nominees, each of the named executive officers (“NEOs”) listed in the Summary Compensation Table on page 39, and all of the directors, director-nominees and executive officers as a group. Unless otherwise indicated, the beneficial owner has sole voting and investment power. The information provided in the table is based on FMC’s records and information filed with the SEC and provided to the Company.

The number of shares beneficially owned by each person is determined under SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under SEC rules, beneficial ownership includes shares of which a person has the right to acquire beneficial ownership on or before May 2, 2021 (60 days after the Record Date) by exercising vested stock options (“Vested Options”) awarded to participants under FMC’s Long-term Equity Incentive Plan (“LTEIP”). It also includes shares of restricted stock (“Restricted Shares”) awarded to participants under the LTEIP or under FMC’s Equity Compensation Plan for Nonemployee Directors that are still subject to restrictions.

Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Michael R. Becher	19,359(1)	*
Susan W. Brooks	0(2)
H. Douglas Chaffin	36,351(3)	*
Michael J. Fisher	4,958(4)	*
F. Howard Halderman	13,836(5)	*
William L. Hoy	29,410(6)	*
Clark C. Kellogg	3,293(7)	*
Gary J. Lehman	48,271(8)	*
Michael C. Marhenke	36,023(9)	*
Michael C. Rechin	118,350(10)	*
Charles E. Schalliol	54,893(11)	*
Patrick A. Sherman	51,772(12)	*
Jean L. Wojtowicz	42,204(13)	*
Stephan H. Fluhler	26,313(14)	*
Mark K. Hardwick	95,061(15)	*
John J. Martin	48,165(16)	*
Michael J. Stewart	69,805(17)	*
Directors and Executive Officers as a Group (20 persons)	740,391(18)	1.36%

*    Percentage beneficially owned is less than 1% of the outstanding shares.

(1)    Includes 4,206 Restricted Shares and 4,500 shares that Mr. Becher has the right to acquire by exercising Vested Options.

(2) Ms. Brooks was appointed to the Board on February 9, 2021.

(3)    Includes 2,208 Restricted Shares and 3 shares held jointly by Mr. Chaffin with his spouse, Diane Chaffin. The Company has accepted Mr. Chaffin’s resignation from the Board, which will become effective on May 11, 2021, immediately prior to the 2021 Annual Meeting.

(4)     Includes 3,630 Restricted Shares.

(5)    Includes 3,933 Restricted Shares.

(6)    Includes 3,630 Restricted Shares

(7)    Mr. Kellogg was appointed to the Board on August 8, 2019. Includes 2,884 Restricted Shares and 409 shares held by the Rosella Kellogg Revocable Trust.

(8)    Includes 3,630 Restricted Shares, 6,000 shares that Mr. Lehman has the right to acquire by exercising Vested Options, and 35,335 shares held by the Gary J. Lehman Living Trust.

(9)    Includes 3,630 Restricted Shares and 20,000 shares held jointly by Mr. Marhenke with his spouse, Melanie Marhenke. The Company has accepted Mr. Marhenke’s resignation from the Board, which will become effective on May 11, 2021, immediately prior to the 2021 Annual Meeting.

(10)    Includes 47,167 Restricted Shares and 66,061 shares held jointly by Mr. Rechin with his spouse, Debra Rechin.

(11)    Includes 5,544 Restricted Shares and 6,000 shares that Mr. Schalliol has the right to acquire by exercising Vested Options.

(12)    Includes 3,822 Restricted Shares and 4,500 shares that Mr. Sherman has the right to acquire by exercising Vested Options.

(13)    Includes 4,206 Restricted Shares and 6,000 shares that Ms. Wojtowicz has the right to acquire by exercising Vested Options.

(14)    Includes 17,578 Restricted Shares and 258 Phantom Shares.

(15)    Includes 29,872 Restricted Shares, 2,410 Phantom Shares, and 446 shares held by Mr. Hardwick’s spouse, Catherine Hardwick.

(16)    Includes 29,833 Restricted Shares.

(17)    Includes 28,714 Restricted Shares.

(18)    Includes 219,244 Restricted Shares and 27,000 shares that the directors and executive officers as a group have the right to acquire by exercising Vested Options.

III. THE BOARD OF DIRECTORS

FMC’s Bylaws authorize the Board to fix the number of directors from time to time by resolution within a range of nine and fifteen directors. As of the 2021 Annual Meeting, the Board has fixed this number at twelve. Under the Bylaws, the Board is divided into three classes, with each class of directors serving staggered three-year terms or until their successors are elected and qualified. The current directors in each class are eligible for re-election to a new term by the shareholders at the Annual Meeting held in the year in which the term for their class expires, except that vacancies occurring between Annual Meetings caused by a director’s resignation, death or other incapacity, or by an increase in the number of directors, may be filled by a majority vote of the remaining members of the Board until the next Annual Meeting.

On February 9, 2021, the Board increased the number of directors from thirteen (13) to fourteen (14). Inasmuch as the Company had twelve (12) directors immediately prior to the increase, the increase created two (2) vacancies on the Board. One vacancy was added to Class II of the Board and one to Class III of the Board. Also on February 9, 2021, the Board appointed (a) Susan W. Brooks to fill the vacancy in Class II, with an initial term that continues until the 2021 Annual Meeting, and (b) Mark K. Hardwick, the Company’s Chief Executive Officer, to fill the vacancy in Class III, with an initial term that continues until the 2021 Annual Meeting.

On February 9, 2021, the Company also accepted the resignations from the Board of current directors, Michael C. Marhenke and H. Douglas Chaffin, effective immediately prior to the 2021 Annual Meeting. Upon the effectiveness of these resignations, the size of the Company’s Board shall be decreased from fourteen (14) members to twelve (12) members.

The Bylaws also provide that a director shall not continue to serve after the Annual Meeting following the end of the calendar year in which he or she attains age 73. On February 9, 2021, the Board waived this mandatory retirement provision for the purpose of allowing the Company’s Chairman, Charles E. Schalliol, to remain a member of the Board and Chairman until the Company’s 2023 Annual Meeting, subject to his re-election to the Board by the shareholders at the Company’s 2022 Annual Meeting. The purpose of the extension for Mr. Schalliol is to assist in the transitions of Mr. Hardwick to his new role as Chief Executive Officer of the Company and Mr. Stewart to his new role as President of the Company.

All of FMC’s directors also serve as directors of its wholly owned subsidiary, First Merchants Bank (“FMB”).

VOTING ITEM 1: ELECTION OF DIRECTORS

Five (5) directors will be elected at the Annual Meeting. All of the current Class III directors, Michael R. Becher, Mark K. Hardwick, William L. Hoy, and Patrick A. Sherman, whose terms will expire as of the 2021 Annual Meeting, have been nominated to serve new three-year terms expiring as of the 2024 Annual Meeting. Susan W. Brooks, a Class II director whose term expires as of the 2021 Annual Meeting, has been nominated to serve a two (2) year term expiring as of the 2023 Annual Meeting.

There are no family relationships among the Company’s executive officers and directors.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION TO THE BOARD OF EACH OF THE FOLLOWING NOMINEES:

Class III (Terms expire 2024):
Michael R. Becher, CPA age 67 Director since 2012	Mr. Becher was the Managing Partner of the Indianapolis office of Deloitte & Touche LLP (“Deloitte”) for more than 20 years, until his retirement in June 2012. Deloitte is one of the largest professional services organizations in the United States. While he was the Managing Partner, Deloitte experienced significant growth in the Indianapolis market. Mr. Becher also held other national and regional leadership positions during his more than 37-year career with Deloitte. As an audit partner, Mr. Becher served public and private companies in industries such as financial services, retail and manufacturing, and tax-exempt organizations. Since 2013, Mr. Becher has been a strategic advisor to Krieg DeVault LLP, an Indianapolis-based, business-focused law firm. He recently chaired the Board of Trustees and is a member of the Audit and Risk, and Finance Committees of Marian University. He is a director, Vice Chair and member of the Finance Committee of the Indianapolis Symphony. He recently chaired the Audit Committee of the Crossroads of America Boy Scout Council, and is a member of the Board of the United Way of Central Indiana. He is a member of a peer group of Audit Committee Chairs of similar size banks located throughout the United States. Mr. Becher chairs the Board’s Audit Committee and also serves on the Nominating and Governance Committee.
Mr. Becher’s specific experience and qualifications to serve as a director	He has considerable tax, accounting and financial expertise acquired through his professional training as a certified public accountant. He is familiar with the financial services industry because of his experience derived from auditing companies in that industry. He has acquired an understanding of risk management, regulatory and compliance issues, and he has gained management experience as the head of a large office and national and regional leadership position of a Big Four accounting firm that provides professional services to large public companies as well as smaller private businesses. The Company also benefits from Mr. Becher’s experience serving on a number of audit committees. The Board has determined that he is an “audit committee financial expert” within the meaning of Item 407(d)(5) of SEC Regulation S-K. Mr. Becher resides in the Indianapolis metropolitan area, one of FMC’s high-growth markets.

Mark K. Hardwick age 50 Director since 2021
Mr. Hardwick currently serves as the Chief Executive Officer of First Merchants Corporation and First Merchants Bank. He joined First Merchants in November 1997 as Corporate Controller and was promoted to Chief Financial Officer in April of 2002. In June of 2007, Mr. Hardwick also assumed all leadership responsibilities related to operations, technology, and risk management for the Corporation. In 2016, Mr. Hardwick's title expanded to include Chief Operating Officer, overseeing the leadership responsibilities for finance, operations, technology, risk, legal, and facilities for the Corporation. In 2021, he was promoted to Chief Executive Officer. Prior to joining First Merchants Corporation, Mr. Hardwick served as a senior accountant with BKD, LLP in Indianapolis. Mr. Hardwick is a trustee for Ball State University, serving as the Chair for the Audit Committee. He is also a member of Next Muncie. He was inducted into the Ball State University Athletics Hall of Fame in 2012. He was also the recipient of the Indianapolis Business Journal's "CFO of the Year" in 2012.

Mr. Hardwick’s specific experience and qualifications to serve as a director	As the Corporation's Chief Executive Officer, a long-tenured officer of the Bank and a Certified Public Accountant, Mr. Hardwick brings an array of experience and talent to the Board. His extensive community involvement in Muncie, Indiana, the Corporation's headquarters, is also an asset to the Corporation.

William L. Hoy age 72 Director since 2007
Mr. Hoy is the CFO and Chairman of the Board of Columbus Sign Company, Columbus, Ohio, a custom sign and graphic fabricator that has served central Ohio and beyond for more than 100 years and is one of Ohio’s largest full-service sign companies. Columbus Sign’s business encompasses all phases of signage production including interior and exterior sign design, fabrication and installation. Mr. Hoy has headed Columbus Sign for the past 30 years. He is also the co-owner of Hoy Properties LLC, a real estate company based in Columbus that owns the property where Columbus Sign is located. Mr. Hoy also has interests in, and assists in the operation of, two equestrian-related businesses. Before joining the FMC Board, Mr. Hoy was a founding director of Commerce National Bank, beginning in 1991 and continuing until after its acquisition by FMC in 2002. Mr. Hoy is an advisory director of the Columbus Zoo and Aquarium, one of America’s leading zoos, and the Past Chair of the Columbus Zoo’s Board of Directors. Mr. Hoy serves on the Board’s Compensation and Human Resources Committee.

Mr. Hoy’s specific experience and qualifications to serve as a director	He has extensive leadership, entrepreneurial and strategic planning abilities which he has demonstrated during many years serving at the helm of a well-established and well-known small business in Central Ohio. The Company also benefits from his standing as a well-known Columbus civic leader. Mr. Hoy is based in the Columbus metropolitan area, one of FMC’s high-growth markets, along with Mr. Kellogg. The Company is committed to expanding its footprint in Columbus, as it has in recent years in Indianapolis. It took an important step in this direction by acquiring its second and third Columbus-based financial institutions, Cooper State Bank, in 2015 and The Arlington Bank, in May 2017.

Patrick A. Sherman age 73 Director since 2009	Mr. Sherman is a certified public accountant and a partner in the accounting firm of CompassPointe CPAs, LLP, Greenwood, Indiana, which he co-founded more than 39 years ago. He is also a part owner and officer of several small businesses located in the Indianapolis metropolitan area and elsewhere. Mr. Sherman serves on the Board of Directors and Executive Committee of the Johnson County Development Corp. (now known as Aspire Johnson Co.), a nonprofit private/public partnership providing economic development services for companies throughout Johnson County, Indiana. He serves on the Board of Directors of the First Merchants Charitable Foundation. He was elected to the Board of the Cordry Sweetwater Conservancy District of Brown County, Indiana, and chairs the District's Building Commission. Mr. Sherman also serves as the Controller of the Johnson County Recycling District, and as Treasurer on the Board of Managers of the Baxter YMCA. He serves on the Advisory Council of Leadership Johnson County Program of Franklin College and was a director of Lincoln Bancorp from 2005 until its acquisition by FMC in 2009, and he chaired that company’s Audit and Compliance Committees. From 1997 to 2005, Mr. Sherman served as the Vice Chair of the Board of Directors and Chair of the Audit Committee of Heartland Community Bank. Mr. Sherman serves on the Company’s Audit Committee, Risk and Credit Policy Committee and Trust Oversight Committee.

Mr. Sherman’s specific experience and qualifications to serve as a director
He possesses tax, accounting and financial expertise because of his professional training and years of experience as a certified public accountant. He has also gained an entrepreneurial focus from operating several small companies in addition to his accounting practice, where he has provided accounting and tax services to many other businesses. Mr. Sherman assists clients with the acquisition or sale of business interests. He has also consulted with many clients concerning their succession and estate planning. The Company benefits from Mr. Sherman serving on the Board’s Audit Committee, in particular because of his prior experience chairing the audit committees of two other financial institutions. The Board has determined that Mr. Sherman is an “audit committee financial expert” within the meaning of Item 407(d)(5) of SEC Regulation S-K. He is the only member of the Board who resides and works in the southern half of the Indianapolis metropolitan area, one of FMC’s high-growth markets.

Class II (Terms expire 2023):

Susan W. Brooks age 60 Director since 2021	Susan W. Brooks is an accomplished former Congresswoman and former U.S. Attorney who has driven key legislation to reform emergency response, healthcare, manufacturing, technology innovation, higher education and public safety. She is known for her bipartisan relationships and as a catalyst for economic development. From 2013-2020, she served as the U.S. Representative for the 5th District of Indiana, which spans eight diverse counties throughout the central part of Indiana. Ms. Brooks was a member of the House Energy and Commerce Committee, and held subcommittee roles in Health; Communications and Technology; Commerce, Manufacturing and Trade; and Oversight and Investigations. She also co-founded the 5G Caucus which propelled the United States as a 5G thought leader, driving economic growth and digital innovation. She served on the Select Committee on the Modernization of Congress and on the House Committee on Education and Workforce and Homeland Security Committee.

Brooks is a champion of diversity and inclusion and has elevated Indiana women to leadership positions. She co-chaired the Women’s Caucus and Women in High Tech Coalition and served as the Recruitment Chair for the National Republican Congressional Committee (NRCC). In addition, Brooks served as the Chair for the House Ethics Committee where she reformed deficiencies in the Congressional Accountability Act (CAA) after the #MeToo movement. She oversaw multiple high-profile investigations of Members of Congress during this time.

Prior to Congress, Brooks served as Senior Vice President and General Counsel for Ivy Tech Community College of Indiana. and U.S. Attorney for the Southern District of Indiana, acting as the chief federal law enforcement officer for most of the state. Prior to her appointment as U.S. Attorney, Brooks practiced law at the Indianapolis law firm of Ice Miller in the Government Services Practice Group. Brooks also served as Deputy Mayor for the City of Indianapolis under Mayor Stephen Goldsmith overseeing public safety operations and helped manage law enforcement and emergency response efforts. Previously, she practiced criminal defense law in state and federal courts throughout Indiana.

She has served on numerous nonprofit boards, including the Children’s Museum of Indianapolis and St. Vincent Hospital, She serves on the Board of Visitors for IU’s Robert H. McKinney School of Law, the 2022 College Football Playoff Indianapolis Host Committee and Legal Services Corporation Leaders Council. She is originally from Fort Wayne, Indiana and currently resides in Carmel, Indiana. Both Fort Wayne and Indianapolis are high-growth markets of the Bank. Brooks has received dozens of awards. In 2020, she received the Congressional Award from the Community Anti-Drug Coalitions of America. In 2015, she received the Congressional Biosecurity Champion Award from the Alliance for Biosecurity; the Champion of Healthcare Innovation Award from the Healthcare Leadership Council; and the Manufacturing Legislative Excellence Award from National Association of Manufacturers (NAM); and Government Leader of the Year from the Indiana Chamber of Commerce in 2014.

Ms. Brooks' specific experience and qualifications to serve as a director	Brooks has advised companies, non-profits, educational institutions, and hospitals on operations and workforce planning and development during organizational transformations. Brooks is passionate about leading and developing people and teams. Bringing a positive attitude to challenging issues, she believes that collaboration with diverse perspectives is a key factor in solving problems. She is a strong proponent of change and leverages facts to inform decision making.

DIRECTORS WHOSE TERMS ARE NOT EXPIRING

The terms of the following directors are not expiring as of the 2021 Annual Meeting. They will continue to serve as directors for the remainder of their terms or until otherwise provided in the Company’s Bylaws.

Class I (Terms expire 2022):

F. Howard Halderman age 54 Director since 2013
Mr. Halderman is the President and CEO of Halderman Farm Management Service, Inc. (“HFMS”), Wabash, Indiana, which provides management services for agricultural properties from coast to coast, and Halderman Real Estate Services, Inc. (“HRES”), Wabash, Indiana, which buys and sells farm real estate through private transactions and public auctions and performs certified farm appraisals, primarily in Indiana, Ohio and Michigan; and is Executive Chair of US Agriculture, LLC, a Registered Investment Adviser with the SEC. Mr. Halderman joined HFMS in 1988 and succeeded his father as President and CEO in 2000. Mr. Halderman co-founded HRES with his father in 1990, and he became the CEO of that company in 2012. Mr. Halderman is an Accredited Farm Manager with the American Society of Farm Managers and Rural Appraisers, and he is a licensed real estate broker in Indiana, Ohio, Georgia, Illinois, Michigan and Kentucky. He is the Chair of the Boards at both Parkview Wabash Hospital, LLC and Honeywell Foundation, Inc. and serves on the Board of Parkview Health. Mr. Halderman serves on the the Board’s Risk and Credit Policy Committee and is Chairman of the Nominating and Governance Committee.

Mr. Halderman’s specific experience and qualifications to serve as a director
He has considerable experience and knowledge of the agricultural real estate marketplace throughout the Eastern Corn Belt, which includes the FMC market. Agricultural lending is an important segment of the Company’s business, and Mr. Halderman is the only FMC director who possesses special expertise in this field. His vast network of contacts within the agricultural community in Indiana and nationally benefits the Company. Mr. Halderman owns and operates three farm-related small businesses that are located in an important rural market for the Company.

Clark C. Kellogg age 60 Director since 2019	Mr. Kellogg is a basketball commentator at CBS Sports. At CBS, he has been a lead studio and game analyst since 1997, and a familiar and trusted voice during “March Madness”. Mr. Kellogg spent a total of thirty-two years with the Indiana Pacers; five as a player, twenty-three as a broadcaster, and four as Vice President of Player Relations. Mr. Kellogg was appointed to the Columbus Foundation Governing Committee in 2019. He also has served on The Ohio State Alumni Association Board, The Ohio State Board of Trustees (2010-19), and as a director on First Merchants Bank Ohio Regional Advisory Board since 2001.

Mr. Kellogg’s specific experience and qualifications to serve as a director	Serving and philanthropy are as much a part of Mr. Kellogg as basketball is. He uses his talent, time, and treasure to support various institutions and organizations, including American Red Cross, Athletes in Action, Big Brothers Big Sisters, Fellowship of Christian Athletes, One Heart Project, Ronald McDonald House Charities, The Ohio State University, and United Way.

Michael C. Rechin age 62 Director since 2005
Mr. Rechin is the former President and CEO of the Company and its wholly owned subsidiary, First Merchants Bank. He joined FMC in 2005, as its Executive Vice President and Chief Operating Officer, and he led the Company from 2007 until his retirement on December 31, 2020. Before joining FMC, Mr. Rechin held senior management positions with National City Bank (“National City”) for 23 years. Mr. Rechin was the manager of National City’s Indiana Commercial Banking operations from 1995 until 2005. Mr. Rechin currently serves on the Boards of The Center for the Performing Arts and Sheehan Family Foundation and previously served on the Board of the Conner Prairie Museum.

Mr. Rechin’s specific experience and qualifications to serve as a director	As the Company’s former President and CEO, Mr. Rechin is an essential member of the Board. In addition to his leadership, strategic and management skills, Mr. Rechin’s broad knowledge of the banking and financial services industry acquired during his nearly 35 years of service in executive and senior management positions in that industry serves the Company well. Mr. Rechin resides in the Indianapolis metropolitan area, one of FMC’s high-growth markets.

Charles E. Schalliol age 73 Director since 2004 Chairman since 2007
Mr. Schalliol was most recently a senior advisor in the Indianapolis office of the international law firm, Faegre Drinker Biddle & Reath, LLP. He is currently on the Board of Directors of Heritage Construction and Materials Company. Mr. Schalliol is a director of two venture capital funds, and he is a director of the Purdue Research Foundation ("PRF") and the Indiana University Research and Technology Corporation, which are dedicated to enhancing those Universities’ research and development capabilities, promoting entrepreneurship, and creating new Indiana-based companies. In addition, PRF manages Purdue's endowments. He chairs the Board of Directors of the Indiana Secondary Market for Education Loans, Inc., a nonprofit corporation that is Indiana’s designated provider of student loan services and is a Director of IU Health's Suburban Region Hospitals. He served as the Director of the Indiana Office of Management and Budget (“OMB”) and as the Chief Financial Officer for the State of Indiana from 2004 to 2007, in the administration of Indiana Governor Mitch Daniels. As OMB Director, he was responsible for the State’s budgets and financial operations, including its pension funds, as well as agencies that had more than 2,000 state employees. Before heading the OMB, Mr. Schalliol served as the first President and CEO of BioCrossroads, an economic development organization focused on life sciences companies. He previously held executive positions with Eli Lilly and Company, a leading worldwide pharmaceuticals company, in the areas of strategic planning, investment banking and business development. Mr. Schalliol was the founder and managing director of three Lilly venture funds. Mr. Schalliol chairs the Board’s Compensation and Human Resources Committee, and he also serves on the Board’s Nominating and Governance Committee.

Mr. Schalliol’s specific experience and qualifications to serve as a director	He has displayed executive leadership abilities in various capacities and has extensive experience as the head of major, complex public and private entities. He possesses financial acumen, and his entrepreneurial skills are evidenced by his primary role in forming successful new businesses and venture capital funds. He has knowledge of risk management, regulatory and compliance issues gained from his legal training and public service. As the Chair of FMC’s Board, Mr. Schalliol’s experience and leadership skills have been a catalyst for the Company’s exceptional total shareholder return over the past twelve years and its several successful acquisitions during his tenure as Chair. He resides in the Indianapolis metropolitan area, one of FMC’s high-growth markets.
Other public company directorships	Mr. Schalliol also serves as a director of Heritage-Crystal Clean, Inc., a NASDAQ company that is a leading provider of parts cleaning, used oil re-refining, and hazardous and non-hazardous waste services to small and mid-sized customers. He chairs that company’s Compensation Committee and also serves on its Audit and Nominating & Governance Committees.

Class II (Terms expire 2023)

Michael J. Fisher age 51 Director since 2017	Mr. Fisher is the President and Chief Operating Officer of the Ball Brothers Foundation in Muncie, Indiana (the "Foundation"). Prior to joining the Foundation in 2003, Mr. Fisher worked for Old National Bancorp. In addition to his duties for the Foundation, Mr. Fisher currently serves on the boards of several regional and statewide organizations, including the Indiana Commission for Higher Education, the Edmund F. and Virginia B. Ball Foundation, the IU Health Ball Memorial Hospital, Indiana Trust Wealth Management, Muncie Aviation Company, Owl Academic & Athletic Boosters, and the IU Lilly Family School of Philanthropy Board of Visitors. Mr. Fisher is a graduate of DePauw University and the Indiana University Lilly Family School of Philanthropy.
Mr. Fisher's specific experience and qualifications to serve as a director	Mr. Fisher brings considerable management skills and leadership experience to the Board. His involvement with many Muncie-area organizations makes him a recognized Muncie civic leader. He also has prior community banking experience. Mr. Fisher resides in Muncie, Indiana, the location of the Company’s principal office and one of its largest markets.

Gary J. Lehman age 68 Director since 2011
Mr. Lehman is a Managing Director of The Cannelton Group (“Cannelton”), a provider of operations and financial assistance to private equity and closely held manufacturing firms. He co-founded Cannelton in 2002. From 2012 to 2014, he was the President of Oerlikon USA Holdings, Inc. which is part of the Oerlikon Group (“Oerlikon”), a leading global technology company based in Switzerland that focuses on providing market-leading technologies and services for surface solutions, man-made fibers manufacturing, drive systems and vacuum pumps and components in growth markets. From 2010 to 2012, Mr. Lehman was the CEO of Oerlikon’s Drive Systems segment. This segment includes Fairfield Manufacturing Company Inc. (“Fairfield”), Lafayette, Indiana, the largest independent gear manufacturer in the United States, which Oerlikon acquired in 2007. When Oerlikon acquired Fairfield, Mr. Lehman was Fairfield’s President and CEO, and he continued in this position until 2012 and as Fairfield’s Chair until 2014. Prior to co-founding Cannelton in 2002, Mr. Lehman was President and CEO of Philips Lighting Electronics NA and Advance Transformer, a wholly owned subsidiary of Philips Electronics NV; and Senior Vice President of Worldwide Operations and General Manager of the Body Systems Division of ITT Automotive. Mr. Lehman is currently a member of the Boards of Greater Lafayette Commerce, the Indiana Manufacturers Association, Wabash Heartland Innovation Network, Indiana Chamber of Commerce and North Central Health Services. Mr. Lehman is Vice Chairman of the Purdue University Board of Trustees and has served on the Indiana Commission for Higher Education. Mr. Lehman serves on the Board’s Compensation and Human Resources Committee.

Mr. Lehman’s specific experience and qualifications to serve as a director	He has extensive and varied business and executive leadership skills and experience gained as the CEO of companies that compete in global, high technology markets. FMC also benefits from his insights gained from integrating business units of a major international company, including issues involving operations and risk management. He resides in Lafayette, Indiana, one of FMC’s principal markets.

Jean L. Wojtowicz age 63 Director since 2004
Ms. Wojtowicz is the President and CEO of Cambridge Capital Management Corp. (“Cambridge”), an Indianapolis-based manager of nontraditional sources of capital for businesses. Since Ms. Wojtowicz founded the company in 1983, Cambridge has provided more than $750 million to more than 1,700 businesses in the manufacturing, service and retail sectors. Cambridge manages the Indiana Statewide Certified Development Corporation, which provides fixed-asset financing to small businesses; the Indiana Community Business Credit Corporation, a consortium of financial institutions that pool money to provide loans to businesses in a growth stage; and Lynx Capital Corporation, which provides debt financing to minority-owned companies. Cambridge is also the general partner of Cambridge Ventures L.P., a licensed small business investment company. She previously served as the lead independent director on the Board of Directors of Vectren Corporation, a New York Stock Exchange energy holding company serving Indiana and Ohio. Ms. Wojtowicz is one of the seven members of the Indiana Department of Financial Institutions, the agency responsible for supervising financial institutions incorporated in Indiana. She also serves on the Boards of the Indiana Chamber of Commerce, Indianapolis Chamber of Commerce, Greater Indianapolis Progress Committee, Goodwill of Central and Southern Indiana, and Indiana Chamber Foundation. Ms. Wojtowicz authors frequent articles and columns for the Indianapolis Business Journal, Hoosier Banker, and other business and financial publications. Ms. Wojtowicz chairs the Board’s Risk and Credit Policy Committee and also serves on the Board’s Audit Committee.

Ms. Wojtowicz’s specific experience and qualifications to serve as a director
She is a recognized leader with broad knowledge of the banking and financial services industry. She has business and financial acumen and has acquired valuable expertise in the areas of risk management and compliance. The Indiana Chamber of Commerce named Ms. Wojtowicz the “2011 Business Leader of the Year” because of her significant contributions to the state’s economy and workforce by connecting small businesses with funding options and vital entrepreneurial advice. As a female, Ms. Wojtowicz adds to the Board’s diversity, which the Company believes significantly benefits the Board, the Company, and the shareholders. The Board has determined that she is an “audit committee financial expert” within the meaning of Item 407(d)(5) of SEC Regulation S-K. She resides in the Indianapolis metropolitan area, one of FMC’s high-growth markets.

Other public company directorships	Ms. Wojtowicz serves as a director of First Internet Bancorp, a NASDAQ company, where she chairs the Audit Committee and serves as a director of its banking subsidiary, First Internet Bank of Indiana. She also serves as a director of American United Mutual Insurance Holding Company, where she Chairs the Investment Committee and is a member of the Executive Committee and the Audit Committee.

Consistent with the Company’s focus on community banking, all of the FMC directors are actively and visibly involved in community, civic, charitable and other nonprofit organizations and activities in the communities where they live and in which the Company does business.

IV. CORPORATE GOVERNANCE

CORPORATE GOVERNANCE GUIDELINES

The Board has established Corporate Governance Guidelines to address key areas of corporate governance. The Corporate Governance Guidelines are on FMC’s website, at https://ir.firstmerchants.com, under Corporate Information/Governance Documents. Together with FMC’s Articles of Incorporation, Bylaws and Committee charters, the Corporate Governance Guidelines provide the framework for the Company’s governance. The topics covered by these Guidelines include: director qualifications and responsibilities, the director nomination process, the Board leadership structure, standing committees of the Board, director compensation, director orientation and continuing education, Board self-assessment, evaluation of executive performance, succession planning for the CEO and other senior management positions, executive ownership of FMC stock, the Code of Conduct, and policies on ethics and integrity and recovery of erroneously awarded executive compensation.

CODE OF CONDUCT

The Company is committed to the highest standards of ethical conduct. It has adopted a Code of Conduct that applies to all directors, executive officers and employees. The Code of Conduct incorporates a Code of Ethics, within the meaning of Item 406(b) of SEC Regulation S-K, that applies to FMC’s senior financial officers, including the Chief Executive Officer, Chief Financial Officer, President, Corporate Controller and Corporate Treasurer. The Code of Conduct, including the Code of Ethics, is published on the Company’s website. See https://ir.firstmerchants.com, under Corporate Information/Code of Conduct.

DIRECTOR INDEPENDENCE

FMC is listed on the NASDAQ Stock Market. Using the definition of “independent director” in NASDAQ Listing Rule 5605(a)(2), the Board has determined that each of the nonemployee directors and director-nominees - Mr. Becher, Ms. Brooks, Mr. Fisher, Mr. Halderman, Mr. Hoy, Mr. Kellogg, Mr. Lehman, Mr. Schalliol, Mr. Sherman, and Ms. Wojtowicz - is an independent director. Only Messrs. Hardwick and Rechin, because they are the Company’s Chief Executive Officer and former Chief Executive Officer, respectively, are not independent directors.

In determining that the nonemployee directors and director-nominees are independent, the Board took into consideration the following transactions involving Mr. Halderman and Mr. Hoy: (1) Halderman Farm Management Service, Inc., of which Mr. Halderman is the President and CEO and sole owner, provides farm management and consulting services to Company affiliates, and manages or has managed some farms that are held in trust accounts for which First Merchants Private Wealth Advisors (“FMPWA”), a division of FMB, serves as the trustee; (2) Halderman Real Estate Services, Inc., of which Mr. Halderman is the President and CEO and which is owned by Mr. Halderman’s father, has provided some farm appraisals and other real estate sales services to FMB and FMPWA trust accounts; and (3) Columbus Sign Company, of which Mr. Hoy is the CFO and Chairman of the Board and owner of a 33% ownership interest, has fabricated and installed signs at some FMB locations - principally at Bank branches in Columbus, Ohio. These transactions were not disclosed as “transactions with related persons” on page 51, pursuant to Item 404(a) of SEC Regulation S-K, because the amounts involved were less than the threshold amount under that Item.

BOARD MEETINGS

The Board holds regular quarterly meetings and an annual two-day retreat. It also holds special meetings from time to time which, under the Company’s Bylaws, may be called by the Chair, the President, or a majority of the directors. The Board meets in executive session without any member of management present during a portion of each of its regular meetings and at its retreat.

During 2020, the Board held twelve meetings, including the annual two-day retreat. No director attended fewer than 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all Board Committees on which the director served.

DIRECTORS’ ATTENDANCE AT ANNUAL MEETING OF SHAREHOLDERS

The directors are encouraged but not required to attend the Annual Meeting. All of the directors attended the 2020 Annual Meeting.

THE BOARD LEADERSHIP STRUCTURE

The Board Chair and executive leadership of the Company are separate individuals. Mr. Schalliol, an independent director, serves as the Chair of the Board, Mark Hardwick serves as the CEO and Michael Stewart serves as President. The Company has adopted this leadership structure because Board leadership and executive positions entail different roles and different, but complementary, responsibilities. The Chair’s role focuses on the Company’s strategic direction, and includes giving advice and counsel to the CEO and President. Messrs. Hardwick and Stewart spend much of their time on strategic planning as well, but they are also ultimately responsible for overseeing the Company’s daily operations and providing leadership and direction to the other officers, managers and employees. This bifurcated leadership structure benefits the Company because it takes advantage of the Chair’s and executive leadership's differing backgrounds, experiences and perspectives. In addition, Messrs. Schalliol, Hardwick, and Stewart engage in regular and frequent communication, which promotes a positive and productive relationship between the Board and the President and CEO and among the Board, management and the shareholders. FMC’s leadership structure reduces the potential for conflicts of interest and enhances the oversight of risk. It also allows the Board to more objectively and effectively carry out its responsibilities involving oversight of the Company’s management and, in particular, its responsibility for the selection, retention and compensation of the CEO.

THE BOARD’S ROLE IN RISK OVERSIGHT

Although the entire Board is ultimately responsible for overseeing the Company’s enterprise-wide risk management program, the Board has assigned the primary role for carrying out this responsibility to its Risk and Credit Policy Committee. The Risk and Credit Policy Committee engages in an ongoing review of the Company’s risk policies, procedures and practices and their effectiveness, so that material risks to the Company’s financial well-being can be properly identified, measured, managed, controlled and mitigated. The Board and the Risk and Credit Policy Committee have assigned the principal responsibility for oversight of specific risk categories to other committees in the following areas: the Audit Committee oversees the assessment and management of the Company’s exposure to financial (reporting) risks, and integrity and ethics risks; and the Compensation and Human Resources Committee oversees the assessment and management of the Company’s exposure to risks with respect to the Company’s incentive compensation plans and other executive compensation programs.

In addition, management keeps the Board informed, through the Risk and Credit Policy Committee, of the state of the Company’s cybersecurity posture. The Board administers its risk oversight function, in part, by having management give the Risk and Credit Policy Committee reports on cybersecurity metrics and an update on preventive measures the Company employs to avoid intrusions. The Board's oversight of the Company's cybersecurity risks is further enhanced by the requirement in the Company's Incident Response Plan that the Board be notified of a cyber-related "Incident" (as defined in the Company's Incident Response Plan). Finally, the Company's Information Security Policy and Incident Response Plan have been updated to further address the Board's role in cybersecurity program oversight, as well as disclosure matters, as recommended in the SEC's 2018 "Statement and Guidance on Public Company Cybersecurity Disclosures".

SHAREHOLDER COMMUNICATIONS AND ENGAGEMENT WITH THE BOARD AND EXECUTIVE MANAGEMENT

Shareholders may communicate directly with the Board by email, at bod@firstmerchants.com, or in a letter or other written communication addressed to the Board and delivered or mailed c/o Secretary, First Merchants Corporation, 200 East Jackson Street, Muncie, Indiana 47305. All such emails and written communications will automatically be forwarded both to the Chair of the Board and the Chair of its Nominating and Governance Committee, who will share them with each of the other directors.

Since last year's Annual Meeting, First Merchants' Board members and executive management engaged in discussions with shareholders representing more than 25 percent of FMC's outstanding common stock. These discussions involved a variety of topics to ensure the Company is addressing shareholder concerns, seeking shareholder input and providing perspective on the Company's strategy. Feedback from our shareholders was shared with the full Board and executive management.

THE COMPANY'S ENVIRONMENTAL, SOCIAL AND GOVERNANCE PROGRAM

The Board of Directors has appointed the Nominating and Governance Committee to oversee the Company’s ESG Program. That Committee receives briefings at its meetings on the progress the Company is making on its ESG initiatives. Many of the Company’s governance-related initiatives are discussed in this Proxy Statement, including cyber-security program, Code of Conduct, Ethics & Integrity Policy and anonymous reporting of financial fraud.

The Company intends to publish its first annual Corporate Responsibility Report by the first quarter of 2022. The Report will detail progress made on ESG initiatives, as well as metrics related to environmental sustainability, social impact and corporate governance.
In 2020, the Company launched a new Vision Statement – “To enhance the financial wellness of the diverse communities we serve.” The Corporate Social Responsibility division of the Company was formed to fulfill this Vision Statement. Among other initiatives, the Company has:

•hired a new Director of Corporate Social Responsibility and Director of Community Lending and Development;

•signed and begun implementation of a $1.4 billion Community Benefits Agreement in partnership with the National Community Reinvestment Coalition (“NCRC”); and

•formed a Diversity, Equity, and Inclusion Committee, a DEI Employee Council and employee resource groups (e.g., First Women Connections).

Our Annual Report on Form 10-K describes our Human Capital Resources, including an overview of our work culture, performance culture, employee engagement, training focus and Diversity, Equity, and Inclusion initiatives.

The Company’s decision to close seventeen of its physical branches in 2021 will reduce the Company’s overall carbon footprint, save energy and reduce water use. In addition, the Company’s digital optimization project will conserve resources and reduce reliance and use of paper.

Questions regarding the Company’s ESG Program and Initiatives may be directed to First Merchants Corporation, Attn: Investor Relations Department, 200 East Jackson Street, Muncie, IN 47305-2814.

V. BOARD COMMITTEES

THE STANDING COMMITTEES

FMC’s Bylaws give the Board the authority, at its discretion, to constitute and appoint committees from among its members to assist in the management and control of the affairs of the Company, including the following standing committees of the Board: the Audit Committee, the Nominating and Governance Committee, the Risk and Credit Policy Committee, and the Compensation and Human Resources Committee (the “Committees”). Each of these Committees has a charter that is published on FMC’S website, at https://ir.firstmerchants.com, under Corporate Information/Governance Documents.

The Committees’ rules, protocols and procedures for calling and holding meetings are set forth in FMC’s Bylaws or the Committees’ charters, or they are determined from time to time by the Board or the respective Committees. All of the Committees meet in executive session without any member of management present during a portion of their regular meetings.

Additional information concerning the membership, responsibilities and meetings held in 2020 by each of the Committees follows.

THE AUDIT COMMITTEE

The Audit Committee is comprised of Mr. Becher (Chair), Mr. Marhenke, Mr. Sherman, and Ms. Wojtowicz. The Committee met seven times during 2020. The Board has determined that all of the Committee members are independent directors under the definition in NASDAQ Listing Rule 5605(a)(2) and that they meet the additional criteria for audit committee independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 and NASDAQ Listing Rule 5605(c)(2). The Board has also determined that all of the Committee members are “audit committee financial experts” within the meaning of Item 407(d)(5) of SEC Regulation S-K.

The Audit Committee’s primary function is to assist the Board in fulfilling its oversight of:

•the integrity of the Company’s financial statements;

•the qualifications and independence of all Company auditors;

•the performance of the Company’s independent auditor and internal audit function;

•controls over financial reporting; and

•the Company’s compliance with its ethical requirements.

The Committee’s responsibilities also include evaluating the Company's auditors, reviewing the Quarterly Reports on Form 10-Q prepared by management and annually reviewing and discussing the Company’s audited financial statements with FMC’s management and the Company’s independent auditor. The Committee obtains written disclosures from the independent auditor regarding its independence, and it discusses the auditor’s independence with the auditor. Based on these reviews and discussions, the Committee annually prepares the report required under Item 407(d)(3) of SEC Regulation S-K to be included in the Company’s annual proxy statement, recommending to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year for filing with the SEC.

Although the Risk and Credit Policy Committee is primarily responsible for the Company’s enterprise-wide risk management, the Audit Committee oversees the assessment and management of the Company’s exposure to financial (reporting) risks and integrity and ethics risks under the Company’s risk oversight structure matrix. The Audit Committee also reviews the overall risk assessment of the Company to ensure that adequate Audit Committee and internal audit resources are directed to the areas of highest perceived risks.

The Audit Committee meets its responsibilities with respect to financial reporting by reviewing the financial reports and other financial information provided by the Company to shareholders and others; reviewing the Company’s major financial risk exposures and steps taken by management to monitor and control such exposures; reviewing reports prepared by the Company’s internal auditors, independent auditor, and regulators on the effectiveness of the Company’s processes for the oversight and management of financial risks, including the system of internal controls that management and the Board have established; and reviewing the Company’s auditing, accounting and financial reporting processes. While primary responsibility for oversight of risks related to cybersecurity and data/information protection is delegated to the Risk and Credit Policy Committee, the Audit Committee oversees such matters as they relate to internal audit.

The Audit Committee has the sole authority (and recommends that the Board submit for shareholder ratification) for the appointment, compensation, retention and oversight of the work of the Company’s independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the Company. It is also involved in the selection and retention of the lead audit partner. The Committee also has the sole authority to approve all audit engagement fees and terms, as well as permissible nonaudit engagements of the independent auditor. At least annually, the Committee assesses the independence of the independent auditor, including the independent auditor’s lead partner. It also assures that the independent auditor regularly rotates the lead and concurring audit partners as required by law or regulations, or more frequently as determined by the Committee in its sole discretion.

The Audit Committee has the sole authority to appoint, replace, reassign or dismiss the Chief Audit Executive of the Company’s internal audit department, who reports directly to the Committee (and to the Company’s Chief Executive Officer for administrative purposes). The Committee annually reviews and approves the Chief Audit Executive’s performance evaluation and compensation.

The Audit Committee also oversees the operation and effectiveness of the Company’s Ethics and Integrity Policy, which applies to directors, executive officers and employees and provides for multiple avenues for raising concerns about unethical, accounting, internal controls, or auditing matters, with the assurance that any person raising a concern will be protected from retaliation or reprisals for reporting a concern in good faith. The Policy provides for confidentiality and makes available the option of anonymous reporting of conduct and matters covered by the Policy through a toll-free ethics hotline operated by an outside company. Concerns reported through the ethics hotline go to the Audit Committee and the Senior Internal Auditing Executive, who collectively ensure appropriate handling of the concern. The Ethics and Integrity Policy is among the governance documents published on FMC’S website, at https://ir.firstmerchants.com, under Corporate Information/Ethics & Integrity Policy.

The Audit Committee is also responsible for ensuring the enforcement of the Company's Code of Conduct and for interpreting its provisions.

The Audit Committee may conduct or authorize investigations into matters within the scope of its responsibilities; and the Committee may retain independent counsel, accountants, or other outside advisors as it deems necessary to conduct such investigations or otherwise carry out its duties.

THE AUDIT COMMITTEE REPORT CONCERNING AUDITED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2020

The Audit Committee has reviewed and discussed together with management and the independent auditor, BKD, LLP, First Merchants Corporation’s audited financial statements for the year ended December 31, 2020, including a discussion of the quality, not just the acceptability, of the accounting principles; critical audit matters; the reasonableness of significant judgments; the clarity of disclosures in the financial statements; the results of management’s assessment of the effectiveness of the Company’s internal controls over financial reporting; and the independent auditor’s audit of internal control over financial reporting.

The meetings of the Committee are designed to facilitate and encourage communication among the Committee, management, the Company’s internal audit function and the Company’s auditors. The Committee meets with the internal auditors and independent auditor, with and without management present, to discuss the results of their examinations; their evaluations of the Company’s internal control environment; and the overall quality of the Company’s financial reporting. The Audit Committee has discussed with BKD, LLP, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

The Audit Committee recognizes the importance of maintaining the independence of the Company’s independent auditor, both in fact and appearance. Each year, the Committee formally evaluates the qualifications, performance, tenure and independence of the Company’s independent auditor and determines whether to re-engage the current independent auditor. The Audit Committee considers the quality and efficiency of the services provided by the auditor, the auditor’s capabilities and the auditor’s technical expertise and knowledge of the Company’s operations and industry. Based on this evaluation, the Audit Committee retained BKD, LLP as the Company’s Auditor for 2020. BKD, LLP (or its predecessor) has been the independent auditor for the Company since at least 1982.

The members of the Audit Committee believe that, due to BKD, LLP’s knowledge of the Company and of the industries in which the Company operates, it is in the best interests of the Company and its shareholders to continue retention of BKD, LLP to serve as the Company’s independent auditor. The Board, acting upon the Committee's recommendation, has appointed BKD, LLP as the Company's independent auditor for 2021, subject to ratification by the shareholders at the Annual Meeting of Shareholders.

The Audit Committee has received from the independent auditor written disclosures regarding the auditor’s independence required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with the independent auditor, the independent auditor’s independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, for filing with the Securities and Exchange Commission.

Michael R. Becher, Chair
Michael C. Marhenke
Patrick A. Sherman
Jean L. Wojtowicz

THE NOMINATING AND GOVERNANCE COMMITTEE

The Nominating and Governance Committee is comprised of Mr. Halderman (Chair), Mr. Becher, Mr. Kellogg and Mr. Schalliol. The Committee met four times during 2020. The Board has determined that all of the Committee members are independent directors under the definition in NASDAQ Listing Rule 5605(a)(2).

The Nominating and Governance Committee’s responsibilities include:

•developing and recommending to the Board the appropriate size and structure of the Board and its standing committees, as well as the qualifications for serving on these committees;

•annually reviewing the composition of the Board as a whole, including the balance of independence, business expertise, experience, diversity and other desired qualities;

•maintaining up-to-date criteria for selecting Board members;

•reviewing the credentials of individuals suggested as prospective directors;

•nominating individuals to serve as members of the Board, including the annual slate of directors for election by the shareholders;

•nominating the Board’s officers;

•overseeing the Company’s compliance with laws and regulations that relate to its governance structure and processes, including those of the SEC and NASDAQ;

•reviewing compliance with the nonemployee director FMC stock ownership guidelines;

•providing for and promoting director continuing education and periodic self-assessments of the Board’s and Board Committees’ effectiveness;

•reviewing and making recommendations to the Board concerning FMC’s Code of Conduct, Code of Ethics for Financial Management, Regulation O Insider Lending Restrictions Policy, Insider Trading Policy and Section 16a Reporting Procedures;

•receiving and making recommendations to the Board regarding shareholder proxy initiatives, if any; and

•overseeing the Company's Environmental, Social and Governance ("ESG") Program.

THE COMMITTEE’S POLICY AND PROCESS FOR CONSIDERING DIRECTOR CANDIDATES RECOMMENDED BY SHAREHOLDERS

Article IV, Section 9, of FMC’s Bylaws describes the process by which a shareholder may suggest a candidate for consideration by the Nominating and Governance Committee as a director-nominee. Under this process, a suggestion by a shareholder of a director-nominee must include: (a) the name, address and number of the Company’s shares owned by the shareholder; (b) the name, address, age and principal occupation of the suggested nominee; and (c) such other information concerning the suggested nominee as the shareholder may wish to submit or the Committee may reasonably request. A suggestion for a director-nominee submitted by a shareholder must be in writing and delivered or mailed to the Secretary, First Merchants Corporation, 200 East Jackson Street, Muncie, Indiana 47305. Suggestions for nominees from shareholders are evaluated in the same manner as other nominees.

THE COMMITTEE’S CRITERIA AND PROCESS FOR IDENTIFYING AND EVALUATING NOMINEES FOR DIRECTOR

The Nominating and Governance Committee assesses the appropriate mix of skills and characteristics required of the Board in the context of the perceived needs at a given point in time and periodically reviews and updates its criteria for identifying and evaluating nominees for director. Among the general criteria the Committee considers are:

•ethical character and sharing of the Company’s values as reflected in its mission and vision statements;

•personal and professional reputation consistent with the Company’s reputation and image;

•superior credentials, accomplishments and recognition in the nominee’s field, with demonstrated sound business judgment;

•in general, experience as a current or former CEO or in a comparable leadership position with a public company or other complex business or organization, which may include an educational, governmental, scientific or other nonprofit entity;

•ability and willingness to devote sufficient time to carry out duties and responsibilities of Board membership and to commit to serve on the Board for several years in order to gain knowledge of the Company’s principal business and operations;

•ability and willingness to acquire and hold shares of the Company’s stock in accordance with Board-established guidelines, to assure that the nominee’s financial interests are aligned with those of other shareholders;

•relevant expertise and experience - in particular, financial acumen - and ability and willingness to offer advice and guidance to the Company’s CEO and other senior management based on that expertise and experience while working cooperatively with other directors and management;

•for nonemployee directors, independence, within the meaning of applicable SEC regulations and NASDAQ Listing Rules; also by avoiding conflicts or appearances of conflicts of interest and by ability to objectively appraise management performance, represent shareholder interests and remain independent of any particular constituency;

•together with other directors, possession of attributes that contribute to a diverse and complementary Board, with diversity reflecting gender, race, ethnicity, educational, professional and/or managerial backgrounds and experience, and other relevant considerations;

•willingness to assist the Company in developing new business; and

•residence in FMC’s market coverage areas.

If the nominee is an incumbent director whose term is expiring, the Nominating and Governance Committee also considers the quality of the director’s prior service to the Company, including the nature and extent of the director’s participation in the Company’s governance and contributions of management and financial expertise and experience to the Board and the Company. This evaluation of incumbent directors’ prior service is accomplished through a formal process that takes into consideration all relevant factors including, without limitation, whether the director continues to meet the criteria listed above that are used for evaluating all director-nominees, and the quality of the director’s service as measured by his or her performance of the responsibilities set forth in the directors’ position description. Board members who are not members of the Nominating and Governance Committee are also encouraged to submit evaluations of the prior service of incumbent directors.

The Nominating and Governance Committee considers candidates coming to its attention through current Board members, search firms, shareholders and other persons.

THE COMMITTEE’S CONSIDERATION OF DIVERSITY IN IDENTIFYING NOMINEES

The Board and the Nominating and Governance Committee consider diversity in identifying nominees for director. The Committee has defined a diverse Board as one that reflects gender, racial, geographic, ethnicity, educational, professional and/or managerial backgrounds and experience, and other relevant considerations. In its annual review of the composition of the Board as a whole, the Nominating and Governance Committee assesses the Board’s diversity along with other desired qualities, and it assesses the effectiveness of the Board’s diversity policy. The Committee has concluded that the Board is diverse under the Committee’s definition and that the Board’s diversity policy is effective. The Board’s membership includes directors of different gender, racial, educational, professional, managerial and entrepreneurial backgrounds and experience. It includes directors who have leadership experience and financial and other expertise gained from employment or other association with large public and smaller private companies, manufacturers, the banking and financial services industry, the agricultural industry, international business, venture capital funds, major universities, private accounting and legal firms, and public service organizations including governmental and nonprofit agencies and institutions. Several of the directors have expertise and experience in risk management, strategic planning, operations, technology, and regulatory compliance and human resource issues. Some directors reside in larger metropolitan areas that FMC considers its high growth markets, and others reside in mid-sized and smaller markets that are also extremely important to the Company.

THE RISK AND CREDIT POLICY COMMITTEE

The Risk and Credit Policy Committee is comprised of Ms. Wojtowicz (Chair), Mr. Chaffin, Mr. Sherman, and Mr. Halderman. The Committee met nine times during 2020. The Board has determined that all of the Committee members are independent directors under the definition in NASDAQ Listing Rule 5605(a)(2).

The Risk and Credit Policy Committee’s primary function is to assist the Board in assuring the effective management of FMC’s enterprise-wide risk, both internal and external, through a continuous review of policies, procedures and practices and the actual results of their application. FMC describes enterprise-wide risk management as a process, effected by the Board, management and other personnel, applied across the enterprise and designed to identify events, whether existing or potential, that may adversely affect the Company. It enables the Company to manage risk within acceptable limits and provides reasonable assurance of optimum corporate performance in the risk/return continuum. In addition, it facilitates the integration of varying views of risk into established credit, asset/liability management, and other risk elements, resulting in an alignment of strategy and corporate culture.

The Risk and Credit Policy Committee oversees the management of enterprise-wide risk for the Company. In providing this oversight, the Committee:

•maintains a clear understanding and working knowledge of the principal risks inherent in the Company’s activities;

•assigns the oversight of each risk type to a standing committee of the Board;

•guides management in defining the Company’s risk thresholds, appetite and profiles while taking into consideration its strategic goals, objectives, markets and macro-economic conditions;

•establishes risk thresholds and monitors them not less than quarterly (including specific limitations on the authority of management above which the Board or a standing committee of the Board retains exclusive authority);

•establishes specific measures which delineate the level and trend of principal risks and their potential impact on the Company;

•evaluates the impact of changes to risk thresholds prior to any modification, after consideration of changes in market conditions, the Company’s strategy, and associated risk assessments;

•monitors emerging risks to the Company and how management will monitor, manage and mitigate those risks on a proactive basis;

•also serves as the Company's Trust Oversight Committee, assuring the effective management of risk associated with the Company's Private Wealth Advisors division; and

•performs duties and responsibilities enumerated and consistent with the Committee’s charter and considers enterprise risk in relation to the Company’s potential for growth and increase in shareholder value.

The Risk and Credit Policy Committee identifies and defines the principal risks and uncertainties to which the Company is subject, including the nature (systemic or random), range and likelihood or each risk as well as the strategic, operational and regulatory consequences of both favorable and unfavorable outcomes. The Committee determines the responsible manager and Board committee for each principal risk and sees that the committee and the responsible manager are maintaining an effective policy for each principal risk assigned to that committee and manager, including acceptable risk limits, reporting parameters, management decision criteria (both quantitative and qualitative) and the reporting format for monitoring the level and trend of the risk. The Committee assures that risk policies are reviewed annually by the committees responsible for these principal risks and/or by the full Board, and it monitors the reporting practices of these committees to assure that risk exposure remains within established limits and that significant risk exposures have been brought to the attention of the Board. The Committee also annually reviews and recommends to the Board for its approval the levels and types of insurance coverage to be purchased by the Company.

The Chief Risk Officer, Chief Audit Executive, Chief Information Officer, and Chief Credit Officer provide input to the Risk and Credit Policy Committee, particularly through periodic risk assessment reports, concerning principal risks within the Company.

THE COMPENSATION AND HUMAN RESOURCES COMMITTEE

The Compensation and Human Resources Committee is comprised of Mr. Schalliol (Chair), Mr. Lehman, Mr. Hoy and Mr. Fisher. The Committee met four times during 2020. The Board has determined that all of the Committee members are independent directors under the definition in NASDAQ Listing Rule 5605(a)(2) and that they meet the additional criteria for compensation committee independence set forth in Rule 10C-1(b)(1) under the Securities Exchange Act of 1934 and NASDAQ Listing Rule 5605(d)(2).

The Compensation and Human Resources Committee’s responsibilities include:

•establishing the Company’s general compensation philosophy in consultation with senior management;

•overseeing the development and implementation of policies and programs to carry out the Company’s general compensation philosophy;

•periodically reviewing and evaluating the effectiveness of the Company’s compensation policies and programs in light of its general compensation philosophy and making any modifications that the Committee deems necessary or advisable;

•reviewing the performance of and approving the compensation and benefits to be paid to the CEO and other executive officers and senior management employees of the Company;

•reviewing the performance and approving the compensation and benefits to be paid to FMB's senior management employees and approving the compensation ranges and benefits for the other officers and employees of the Company and FMB (a responsibility which the Committee may delegate all or part of to the Company’s CEO);

•administering the Company’s incentive compensation plans, equity-based compensation plans, and deferred compensation plans;

•making recommendations to the Board concerning the adoption, amendment or termination of incentive compensation plans, equity-based compensation plans, and deferred compensation plans;

•regularly monitoring risk exposure with respect to the Company’s incentive compensation plans and other executive compensation plans to assure that risks remain within established limits, that steps are taken to mitigate these risks where appropriate, and that significant risk exposures are brought to the attention of the Board;

•annually reviewing executive change of control and severance agreements;

•annually reviewing the Company's succession plan and succession planning process; and

•reviewing and making recommendations to the Board regarding the compensation of the nonemployee directors.

The Committee’s responsibilities also include annually reviewing and discussing with senior management the Compensation Discussion and Analysis required under Item 402(b) of SEC Regulation S-K. Based on this review and discussion, the Committee prepares the report required under Item 407(e)(5) of SEC Regulation S-K to be included in the Company’s annual proxy statement, recommending to the Board that the Compensation Discussion and Analysis be included in the proxy statement.

Consistent with its Corporate Compensation Policy, the Compensation and Human Resources Committee determines executive compensation annually, after considering the Company’s short and long-term strategic goals, whether the Company’s existing compensation programs have supported its efforts to attract, retain and motivate high-performing, qualified leaders, and the Company’s compensation programs compared with those of peer institutions, with the aim of arriving at an appropriate mix of salary, benefits and incentives that will ultimately lead to a superior return on shareholders’ investment.

The Committee sets the base salaries of senior management employees, the participants and the metrics, targets and ranges for payouts under the Senior Management Incentive Compensation Program (the nonequity incentive compensation plan that covers the senior management employees), the participants and the amounts and mix of equity-based compensation under the Long-term Equity Incentive Plan (the equity incentive compensation that covers the senior management employees), and the other elements of the senior management employees’ compensation. In setting the compensation of employees other than the CEO, the Committee relies on the recommendations of the CEO. The Committee has delegated to the Company’s CEO or, where appropriate, to other executive officers, senior management employees, or FMB's Regional Presidents, the authority to approve the compensation and benefits to be paid to the other officers and employees of the Company and FMB.

The Compensation and Human Resources Committee makes recommendations to the Board regarding the compensation of the nonemployee directors and, after receiving the Committee’s recommendations, the Board determines the amount and form of this compensation. The executive officers of the Company do not have a role in determining or recommending the amount or form of nonemployee director compensation.

The responsibility for the day-to-day administration of FMC’s nonequity incentive compensation plans, equity-based compensation plans and deferred compensation plans has been delegated to the Company’s Director of Human Resources, with oversight from the CEO. From time to time, these executives provide information to the Committee and make recommendations, on their own initiative or as requested by the Committee, concerning existing and proposed compensation policies and programs for executives and other employees of the Company and FMB.

The Compensation and Human Resources Committee has the authority to directly select, engage and terminate such counsel, consultants (including compensation consultants), and other experts as it deems necessary or appropriate to assist it in carrying out its responsibilities. The Committee has directly engaged McClagan Consulting ("McClagan"), a human resources consulting firm, to review FMC’s executive salaries and compensation programs and non-employee director compensation, and to make recommendations to the Committee, to ensure that the Company provides the executives and non-employee directors a competitive compensation opportunity that will enable the Company continue to attract, retain and motivate a highly qualified leadership team.

The Compensation and Human Resources Committee has determined that the work that McClagan has performed as a consultant to the Committee does not raise any independence or conflict of interest concerns, taking into consideration the factors listed in Rule 10C-1(b)(4) under the Securities Exchange Act of 1934 and NASDAQ Listing Rule 5605(d)(3).

COMPENSATION AND HUMAN RESOURCES COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation and Human Resources Committee was an officer or employee of the Company or its subsidiary during 2020, nor has any member of the Committee ever been an officer or employee of the Company or FMB. No current member of the Committee or executive officer of the Company had a relationship during 2020 requiring disclosure in this proxy statement under Item 404 or Item 407(e)(4) of SEC Regulation S-K.

THE COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT

In accordance with Item 407(e)(5) of SEC Regulation S-K, the members of the Compensation and Human Resources Committee state that the Committee has reviewed and discussed the Compensation Discussion and Analysis required under Item 402(b) of SEC Regulation S-K with management. Based on this review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s proxy statement on Schedule 14A and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

Compensation and Human Resources Committee

Charles E. Schalliol, Chair
Michael J. Fisher
William L. Hoy
Gary J. Lehman

VI. INFORMATION ABOUT OUR EXECUTIVE OFFICERS

The names, ages, and positions of all executive officers of FMC and all persons chosen to become executive officers are listed below. The officers are elected by the Board for a term of one year or until the election of their successors. There are no arrangements between any officer and any other person pursuant to which he or she was selected as an officer.

Mark K. Hardwick, 50, Chief Executive Officer, FMC
Chief Executive Officer commencing on January 1, 2021; Executive Vice President and Chief Financial Officer and Chief Operating Officer of FMC since May 2016; Executive Vice President and Chief Financial Officer of FMC since December 2005; Senior Vice President and Chief Financial Officer of FMC from April 2002 to December 2005; Corporate Controller of FMC from November 1997 to April 2002.

Michael J. Stewart, 55, President, FMC
President commencing on January 1, 2021; Executive Vice President and Chief Banking Officer of FMC since February 2008; Executive Vice President from December 2006 to February 2008 of National City Corp;  Executive Vice President and Chief Credit Officer of National City Bank of Indiana from December 2002 to December 2006.

John J. Martin, 54, Executive Vice President and Chief Credit Officer, FMC
Executive Vice President and Chief Credit Officer of FMC since March 2013; Senior Vice President and Chief Credit Officer of FMC from June 2009 to March 2013; First Vice President and Deputy Chief Credit Officer of FMC from July 2008 to June 2009; First Vice President and Senior Manager of Lending Process of FMC from January 2008 to July 2008; Senior Vice President and Regional Senior Credit Officer of National City Bank from May 2000 to December 2007.

Stephan H. Fluhler, 52, Senior Vice President, Chief Information Officer, FMC
Senior Vice President and Chief Information Officer of FMC since May 2014; Chief Technology Officer of FMC from 2004 to May 2014; Director of Technology Services and Change Management of FMC from December 2003 to 2004.

Michele M. Kawiecki, 48, Executive Vice President and Chief Financial Officer, FMC
Executive Vice President and Chief Financial Officer commencing January 1, 2021; Senior Vice President and Director of Finance of FMC since March 2015; Senior Vice President of Capital Management and Assistant Treasurer of UMB Financial Corporation from May 2011 to March 2015; Director of Corporate Development and Enterprise Project Management at UMB Financial Corporation from May 2008 to May 2011; Chief Risk Officer at UMB Financial Corporation from February 2004 to May 2008.

Jeffrey B. Lorentson, 57, Senior Vice President and Chief Risk Officer, FMC
Senior Vice President and Chief Risk Officer of FMC since June 2007; Corporate Controller of First Indiana Bank from June 2006 to June 2007; First Vice President and Corporate Controller of FMC from 2003 to 2006; Vice President and Corporate Controller of FMC from 2002 to 2003.

Steven C. Harris, 57, Senior Vice President and Director of Human Resources, FMC
Senior Vice President and Director of Human Resources of FMC since November, 2016; First Vice President, Director of Talent Development of FMC from March 2016 to November 2016, Senior Vice President, Regional Retail Manager of PNC Bank from February 2015 to March 2016, Senior Vice President and Market Sales and Service Manager, PNC Bank from June 2009 to February 2015.

The above executive officer descriptions reflect the following succession planning events, all of which were effective on January 1, 2021 (except as otherwise noted): (a) Michael C. Rechin, who had been President and Chief Executive Officer at FMC since April 2077, retired effective December 31, 2020; (b) Mr. Hardwick was appointed Chief Executive Officer; (c) Mr. Stewart was appointed President; and (d) Ms. Kawiecki was appointed Executive Vice President and Chief Financial Officer.

VII. COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

THE NAMED EXECUTIVE OFFICERS

FMC’s named executive officers (“NEOs”) for the 2020 fiscal year, as defined in Item 402(a)(3) of SEC Regulation S-K, with the titles they held as of December 31, 2020, were:

•Michael C. Rechin, President and Chief Executive Officer;

•Mark K. Hardwick, Executive Vice President, Chief Operating Officer and Chief Financial Officer;

•Michael J. Stewart, Executive Vice President and Chief Banking Officer;

•John J. Martin, Executive Vice President and Chief Credit Officer; and

•Stephan H. Fluhler, Senior Vice President and Chief Information Officer.

COMPENSATION DISCUSSION AND ANALYSIS

THE OBJECTIVES OF THE EXECUTIVE COMPENSATION PROGRAM AND THE PROCESS FOR IMPLEMENTING THESE OBJECTIVES

The Compensation and Human Resources Committee, under its delegated authority from the Board, has established an effective, straight-forward executive compensation structure that gives FMC’s executives incentives to achieve the Company’s annual and long-term strategic goals, with the ultimate objective of achieving a superior return on the shareholders’ investment. To this end, the Company has designed its compensation programs so that executives have the opportunity to earn an appropriate mix of salary, employee benefits and short and long-term incentives, comprised of both cash and equity, which will financially reward them for excellent performance as measured against the Company’s strategic goals and in comparison to financial industry peers. The equity-based incentive compensation program includes provisions that obligate key employees to retain ownership throughout the period of their employment by the Company of a portion of the common stock they are awarded under that program, thus increasing their financial stake in the Company’s continued success and further aligning their interests with those of the other shareholders.

The Compensation and Human Resources Committee’s Corporate Compensation Policy lists the following considerations for the design of executive compensation programs that will assist the Company in achieving its business objectives: (1) programs should attract, retain and motivate high-performing, qualified executives and be competitive with industry peers’ programs; (2) incentive compensation programs should reward performance that is directly related to the Company’s financial performance and the individual executive’s contributions to that performance; (3) programs should strengthen the alignment between management effort and business strategy; and (4) programs should link compensation to factors which affect short and long-term stock performance. The policy states that all reasonable efforts should be made to ensure that executive compensation programs do not include any cash or equity-based incentive or other feature that might encourage executives to take unnecessary or excessive risks that threaten the value of the Company or encourage the manipulation of the Company’s reported earnings to enhance the compensation of any executive.

The Compensation and Human Resources Committee periodically reviews and evaluates the effectiveness of the executive compensation programs and their alignment with the Company’s business strategies and the interests of shareholders. The Committee has primary responsibility for reviewing executive performance and approving executive compensation, although in 2020 it gave considerable weight to the recommendations of the President and CEO, Mr. Rechin, in reviewing the performance and determining the compensation of executives other than Mr. Rechin himself. The executive performance review process includes accomplishing formal reviews, adjusting base salaries and approving the nonequity incentive plan payments based on the Company’s audited financial results for the previous fiscal year. Annual salary increases and nonequity incentive plan payments occur in March. Annual restricted stock awards under the Long-term Equity Incentive Plan are made by the Committee in the third quarter.

Senior management is responsible for the implementation and day-to-day administration of the Company’s compensation programs, including its executive compensation programs, under the direction of Mr. Rechin and the Senior Vice President and Director of Human Resources, Steven Harris.

THE MATERIAL ELEMENTS OF NEO COMPENSATION AND HOW EACH OF THESE ELEMENTS PROMOTES THE COMPANY’S STRATEGIC OBJECTIVES

The material elements of the NEOs’ annual compensation are: (1) cash compensation, comprised of (a) base salary, and (b) nonequity incentive plan payments under the Senior Management Incentive Compensation Program (“SMICP”); (2) equity compensation, comprised of (a) restricted stock awards under the Long-term Equity Incentive Plan (“LTEIP”), and (b) opportunities for discounted FMC stock purchases under the Employee Stock Purchase Plan (“ESPP”); and (3) retirement and deferred compensation plan contributions under (a) the Retirement Pension Plan (“Pension Plan”) (for Mr. Hardwick and Mr. Fluhler only), (b) the Retirement and Income Savings Plan (“§401(k) Plan”), (c) the Defined Contribution Supplemental Executive Retirement Plan (“SERP”) (for Mr. Rechin only), and (d) the 2011 Executive Deferred Compensation Plan (“EDCP”). In the event of an acquisition of FMC, the NEOs could also receive compensation under “double trigger” change of control agreements. The Company does not have employment or other severance agreements with its executive officers. Detailed information concerning each of the material elements of the NEOs’ compensation can be found on pages 26-37.

Base salary and nonequity incentive plan payments under the SMICP are intended to advance annual goals by providing a near-term financial reward for excellent performance that advances FMC’s strategic objectives. The targets for earning nonequity incentive plan payments under the SMICP are adjusted annually to align with the Company’s annual financial plan. The restricted stock awards under the LTEIP are designed to financially reward the achievement of long-term goals and to further align executives’ financial interests with those of other shareholders by tying the value of such compensation to sustained increases in the price of the Company’s stock. This objective is also supported by LTEIP provisions that: (1) require executive officers to hold approximately 25% of the restricted stock awarded to them until their death, retirement, termination of employment, or change of control; and (2) establish a guideline for executive officers to acquire and hold FMC stock equal in value to their then current annual salary within six years of commencing participation in the LTEIP. The three-year vesting provisions attached to the restricted stock awards, together with the vesting provisions in the retirement plans, also promote the long-term employment of qualified executives.

THE RELATIONSHIP BETWEEN NEO COMPENSATION AND THE COMPANY’S PERFORMANCE

Disregarding retirement and deferred compensation plan contributions and only considering current compensation, payments earned under the incentive plans (the SMICP and the LTEIP) together constituted a substantial portion of the compensation paid to the named executive officers for 2020. The size of the nonequity incentive payments under the SMICP and the value of the restricted stock awards under the LTEIP are directly impacted by the Company’s performance. Whether a nonequity incentive payment was earned under the SMICP, and the size of an earned payment, depended on whether FMC achieved operating earnings per share for the year that met or exceeded pre-established targets based on the Company’s annual financial plan. The number of FMC shares the NEOs received under the LTEIP, while subjectively determined by the Compensation and Human Resources Committee and not based directly on performance-related metrics, was heavily influenced by the NEOs’ individual performance and the Company’s performance during 2020. The Company’s performance also impacts these share awards in another way, in that the value of these shares will be affected by their future market price and the total shareholder return (market price appreciation plus dividends paid) on the shares.

FMC continued its excellent performance during 2020. The Company reported net income of $148.6 million, and per share earnings of $2.74. Both were lower than 2019, however, due to economic, political, medical and logistical challenges presented in 2020 due to the global pandemic. FMC’s balance sheet continued to strengthen during 2020, as the tangible book value of a share of FMC stock increased from $21.94 to $24.27, an 11% increase.

The dividend paid on a share of FMC stock increased from $1.00/share in 2019 to $1.04/share in 2020, a 4% increase. The following graph, comparing the cumulative 5-year total return to shareholders on FMC’s common stock relative to the cumulative total return of the Russell 2000 Index and the KBW NASDAQ Regional Banking Index, also appears on page 34 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020. It shows that the cumulative 5-year total return to shareholders on FMC’s common stock has been approximately 65% while the total return for the Russell 2000 Index was approximately 86% and the total return for the KBW NASDAQ Regional Banking Index was approximately 32%.

Total Return Performance
250
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150
100
50
Index Value
12/31/15
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Period Ending
First Merchants Corporation
Russell 2000 Index
KBW Nasdaq Regional Banking Index

In 2020, the incentive compensation the NEOs earned under the Company’s executive compensation program generally aligned with Company performance that benefits shareholders. Under the SMICP, the operating earnings per share FMC achieves compared to the Company’s annual financial plan is the sole metric on which the nonequity incentive compensation earned by Mr. Rechin, Mr. Hardwick, Mr. Stewart and Mr. Martin is based, and it is the metric on which 70% of Mr. Fluhler’s nonequity incentive compensation is based. The Compensation and Human Resources Committee believes that the operating earnings per share the Company achieves is the best measure of the Company’s success and the metric is most directly reflective of the NEOs’ performance; and, therefore, in the long run, it is also the most closely aligned with the shareholders’ interests. In 2020, the Company’s per share earnings were lower than the annual financial plan and below the SMICP's threshold that would have produced a payment to the NEOs. However, the nonequity incentive payments to the NEOs under the SMICP for 2020 were paid at 50% of the target amounts consistent with the Compensation and Human Resources Committee's discretion to make modifications due to unplanned extraordinary income or expenses.

In addition, each of the NEOs benefited from the vesting in 2020 of restricted shares that had been awarded to them three years earlier under the LTEIP. These shares had a market value that was higher than their value at the time they were awarded. All of this demonstrates that the NEOs’ compensation is aligned with shareholder interests.

PEER GROUP

In its efforts to attract, retain and motivate high-performing executives, FMC competes with other employers, mainly in the financial services industry in the Midwest. Necessarily, this requires the Company to be aware of how peer institutions are compensating their executives, to ascertain how the Company’s executive compensation programs compare - both in their mix and their amounts - with these peers’ programs. The Compensation and Human Resources Committee’s goal is to fix executives’ total compensation as nearly as practicable, taking into account all relevant factors, near or above the median for similar positions at peer institutions, with an appropriate balance between salary and incentive compensation, cash and equity, and short and long-term incentives. The peer group for 2020 consisted of the following 20 publicly traded financial institutions of relatively similar size to the Company:

1st Source Corporation	Independent Bank Corporation
Ameris Bancorp	Lakeland Financial Corporation
Atlantic Union Bankshares Corp.	NBT Bancorp, Inc.
Berkshire Hills Bancorp, Inc.	Old National Bancorp
First Busey Corporation	Renasant Corporation
First Commonwealth Financial Corporation	S&T Bancorp, Inc.
First Financial Bancorp	Sandy Spring Bancorp, Inc.
First Financial Bankshares, Inc.	United Community Banks, Inc.
First Midwest Bancorp, Inc.	Wesbanco, Inc.
Heartland Financial USA, Inc.	WSFS Financial Corporation

The peer group for 2019 consisted of 11 of the above financial institutions. The new peer group was jointly selected by the Company and McLagan, and reflects the asset size of the Company. The banks in the peer group were selected based on asset size, financial metrics, and an expanded geographic area (i.e., only banks in the western portion of the country were excluded).

COMPENSATION CONSULTANT

The Compensation and Human Resources Committee believes it is essential for the Company to provide a competitive compensation opportunity to its executives in order to attract, retain and motivate a highly qualified leadership team. The Committee has periodically engaged an executive compensation consultant to review the Company’s executive salaries and compensation programs and to make recommendations to the Committee concerning possible adjustments to executive compensation and compensation programs. The Committee engaged McLagan in 2020 to analyze a database of executive compensation information McLagan had compiled from the financial institutions in the above peer group, and that analysis was taken into consideration in determining the NEOs compensation for 2020. McLagan's data also showed that the cash compensation (base salary and cash bonus) for the Company's NEOs in 2020 was below market median.

INFORMATION CONCERNING EACH MATERIAL ELEMENT OF NEO COMPENSATION

The following paragraphs describe the provisions of the material elements of the NEOs’ compensation during 2020, including their specific application to each of the NEOs. Reference is also made to relevant information contained in the compensation tables and related material on pages 39-45.

BASE SALARY

Base salary is the common element in nearly every compensation program. The salaries of FMC’s executives are determined subjectively by the Compensation and Human Resources Committee, based on their responsibilities and a review of their individual performance and contributions to the Company’s financial performance. In 2020, the Committee considered the recommendations of the President and CEO, Mr. Rechin, in assessing the performance of the NEOs other than Mr. Rechin. The Committee was solely responsible for assessing Mr. Rechin’s performance and determining his salary and other forms of compensation. Besides individual and Company performance, other factors that may affect the NEOs’ salaries include their experience, budgetary considerations, and the salaries paid to executives holding similar positions with the Company’s competitors in the financial services industry, especially those in the Company’s peer group. The Committee has based its assessment of competitors’ executive salaries on the findings contained in the McLagan study discussed above, and on other public reports and broad-based third party surveys. Based on this information, the Committee believes that the NEOs' base salaries are below the median of comparable peer group executives.

The Compensation and Human Resources Committee reviews and adjusts the NEOs’ salaries annually in February or March, after performance reviews have been completed and the Company’s audited financial statements for the preceding fiscal year have been issued. Adjustments become effective as of the first payroll period in March. The Committee believes that, by waiting until the performance reviews have been completed and the financial statements have been issued, the NEOs’ salary adjustments will be more accurately and effectively tied to the NEOs’ success in meeting financial targets and other strategic goals for the previous year. This timing also allows the Committee to communicate decisions regarding salary adjustments and cash incentive payments to the NEOs and other executives at the same time, thus ensuring a clear and consistent message regarding performance and underlining the Company’s emphasis on growing a performance-based culture.

In February 2020, the Compensation and Human Resources Committee increased the NEOs’ base salaries as follows, after evaluating their individual performance and accomplishments and the Company’s performance:

NEO	2020 Base Salary	2019 Base Salary
M. Rechin	$581,820	$567,629
M. Hardwick	400798	388182
M. Stewart	360648	348452
J. Martin	286737	277711
S. Fluhler	282700	275000

SENIOR MANAGEMENT INCENTIVE COMPENSATION PROGRAM (“SMICP”)

The SMICP is a nonequity incentive compensation plan that affords the NEOs and other management employees the opportunity to earn additional cash compensation annually, determined as a percentage of their base salaries, by meeting pre-established goals for the fiscal year that are closely related to FMC’s strategic and financial plans. Participants must be employed when the payments are made, except in the case of death, disability or retirement, to be eligible for a payment under the Program.

Under the SMICP, the Compensation and Human Resources Committee establishes schedules for the payments early in each fiscal year, beginning at minimum thresholds below which participants do not receive payments, and increasing proportionately to target amounts and maximum amounts that participants may receive. Each participant is then informed of the goals to be achieved (which in nearly all cases are related to the Company’s strategic and financial plans and measurable objectively), the percentage of base salary that will be paid if the participant’s goals are achieved (the target payment), and the applicable minimum thresholds and maximum amounts. Following the end of each fiscal year, after the Company’s audited financial statements for the year have been issued, the Committee approves the payouts under the SMICP.

The Committee has the authority to modify the Program, make final award determinations (which may include increasing or decreasing the amount payable to an individual participant under the applicable formula set forth in the SMICP), set conditions for eligibility and awards, define extraordinary accounting events in calculating earnings, establish future payout schedules, determine circumstances and causes for which payouts can be withheld, and abolish the Program. In doing so, it considers the recommendations of the Chief Executive Officer of the Company, except as the Chief Executive Officer's own cash incentive compensation may be affected. The SMICP has a “clawback” provision that provides for recovery of any payment made to a participant who is an executive officer if the payment is based on a materially inaccurate financial statement.

There were 180 participants who received cash compensation under the SMICP for 2020, including the five NEOs. The payouts for 2020 were made in March 2021. The threshold, target and maximum payout for each of the NEOs under the Program for 2020 is shown in the Grants of Plan-Based Awards for 2020 Table on page 41.

Mr. Rechin’s target amount for 2020, as set by the Compensation and Human Resources Committee, was 60% of his base salary. The target amounts for Messrs. Hardwick and Stewart were 45% of their base salaries. The target amount for Mr. Martin was 40% of his base salary. For each of them, their target payment was based entirely on FMC’s achieving operating earnings, calculated on a diluted GAAP basis, of $3.47/share of common stock. The minimum threshold that would result in a payment of 50% of the target amount was based on achieving operating earnings of $3.27/share, and the maximum payment of 200% of the target amount was based on achieving operating earnings of $3.87 share. For 2020, FMC’s reported operating earnings were $2.74/share, however, for purposes of the SMICP target payments and pursuant to the Committee's authority to increase or decrease the amounts payable under the Program, such earnings were adjusted to the minimum threshold level under the SMICP due to extraordinary income and expense items experienced during the year (i.e., the significant adverse impact of provisioning for loan losses related to the onset of the pandemic, offset, in part, by adjustments to performance metrics impacted by the PPP Program). Under the payout schedule, achieving the adjusted operating earnings threshold resulted in payouts to Messrs. Rechin, Hardwick, Stewart, Martin and Fluhler of 50% of their target amounts.

Mr. Fluhler’s target amount for 2020 was 40% of his base salary. Due to nature of his responsibilities, Mr. Fluhler’s target payment was based on two metrics: 70% of his target payment was based on the operating earnings schedule described in the immediately preceding paragraph, and 30% was based on the Company’s achieving a consolidated efficiency ratio (defined as noninterest expense as a percent of the sum of tax equivalent net interest income and noninterest income, excluding security gains and nonrecurring items) of 50.16% for 2020. The minimum threshold that would result in a payment of 60% of the target amount under this metric was based on achieving a consolidated efficiency ratio of 54.16%, and the maximum payment of 150% of the target amount was based on achieving a consolidated efficiency ratio of 47.66%. FMC’s consolidated efficiency ratio for 2020 was 51.71%. Under the payout schedule, rounding upward to the efficiency ratio target resulted in a payout to Mr. Fluhler of 84% of his target amount.

As the Summary Compensation Table on page 39 shows, the payouts to the NEOs under the SMICP for 2020 were as follows:

Mr. Rechin - $184,632
Mr. Hardwick - $89,743
Mr. Stewart - $80,724
Mr. Martin - $57,070
Mr. Fluhler - $67,789

LONG-TERM EQUITY INCENTIVE PLAN (“LTEIP”)

The LTEIP is an equity incentive plan that affords the NEOs and other management employees the opportunity to benefit as shareholders from long-term improvements in the Company’s financial performance, thus increasing their commonality of interest with other shareholders. The equity awards available under the Plan include grants of restricted stock in the Company and incentive and nonqualified options to acquire common stock in the Company, although the Company has not awarded stock options to any of its employees under the LTEIP, or any prior long-term equity incentive plan, since 2013. The Committee’s decision to discontinue the use of stock option grants was based on its conclusion that restricted stock grants are a more effective form of equity incentive compensation. The Committee was also influenced by a recommendation from its compensation consultant at the time supporting that decision, as well as by recent tax and accounting changes.

Under the LTEIP, the Compensation and Human Resources Committee has the authority to grant restricted stock awards, decide who will receive the awards, determine the types and sizes of the awards, determine the terms, conditions, vesting periods, and restrictions applicable to the awards, adopt, alter and repeal administrative rules and practices governing the LTEIP, interpret the terms and provisions of the LTEIP and any awards granted under it, prescribe the form of award agreements, and otherwise supervise the administration of the LTEIP. Annual restricted stock awards for 2020 under the LTEIP were made by the Committee in the third quarter. On occasion, the Committee grants an award at other times, e.g., when an executive is hired or an employee is promoted. The Committee delegated to the CEO the authority to make restricted stock awards to newly hired and promoted employees, limited to a maximum of 1,000 shares of FMC common stock.

There were 124 participants who received restricted stock awards under the LTEIP on August 12, 2020, including the five NEOs. Another five employees received restricted stock awards under the LTEIP at other times during 2020. Those awards were made by Mr. Rechin under the authority delegated to him by the Compensation and Human Resources Committee, as described above. The Committee subjectively determines the amounts of the equity awards to be granted to the participants under the LTEIP, including NEOs; however, in general, they are commensurate with the participants’ positions and level of responsibilities. In making the restricted stock awards, the Committee relied in part on the recommendations of Mr. Rechin, except for awards to Mr. Rechin himself.

The restricted stock awards under the LTEIP are not performance-based. The restricted stock vests (the restrictions lapse, giving the grantee complete ownership rights) three years after the date of the award, except that the stock granted under the retention awards to Mr. Hardwick and Mr. Stewart in October 2015 vested five years after the date of the awards. The LTEIP requires a one-year minimum vesting period. However, in all cases, the restricted stock will vest if the grantee dies or becomes disabled, or there is a change of control of FMC, before the shares would otherwise vest. In general, a change of control will not automatically trigger vesting of awards unless participants also experience a termination of employment without cause or resign on account of constructive termination within two years following a change in control (i.e., a "double-trigger" requirement). The Compensation and Human Resources Committee may also partially waive the forfeiture of a restricted stock award if a grantee’s employment is terminated before the stock vests and the Committee determines that the termination was involuntary and without cause. In that event, the part of the award that vests is a fraction of the shares, with a numerator equal to the number of full years that have elapsed between the date of the award and the date of termination and a denominator equal to the number of years between the date of the award and the date the award vests. A grantee of restricted stock under the LTEIP is entitled to vote the shares of stock and receive the dividends on the stock, notwithstanding the restrictions.

As the Grants of Plan-Based Awards for 2020 Table on page 41 shows, the Committee made the following awards of restricted stock to the NEOs under the LTEIP on August 12, 2020:

Mr. Rechin - 15,000 shares
Mr. Hardwick - 9,500 shares
Mr. Stewart - 9,200 shares
Mr. Martin - 7,500 shares
Mr. Fluhler - 4,000 shares

The value of the restricted stock on the date of grant was $27.14/share. These restricted stock awards will vest on August 12, 2023 or, if earlier, on the date the grantee dies or becomes disabled.

The LTEIP includes a provision that executive officers must hold at least 25% of all “net shares” (which the LTEIP defines as the number of shares issued to the executive officer under an award after subtracting the number of shares, if any, transferred or surrendered by the executive officer to pay the exercise price of a stock option and/or to pay any withholding taxes associated with an award) issued to them under the LTEIP, including both restricted stock awards and shares issued upon the exercise of stock options, until the earlier of the date of the executive officer’s death, retirement or other termination of employment, or the date of a change of control. The purpose of this provision is to ensure that executive officers who benefit from equity awards under the LTEIP have a long-term financial interest in growing the value of the Company’s stock due to their increased ownership of FMC common shares. With the same purpose, the LTEIP includes a guideline stating that executive officers participating in the LTEIP should acquire and hold shares of the Company’s common stock equal in value to at least 100% of their then current annual salary within six years after commencing participation. However, this guideline is not a condition or restriction and does not present a risk of forfeiture with respect to any equity award made to an executive officer under the LTEIP.

The Company also has a written policy prohibiting its executive officers from engaging in short sales or in hedging against a possible decrease in the market value of FMC stock granted to the executive under the LTEIP or otherwise held, directly or indirectly, by the executive officer. A primary purpose of the hedging prohibition is to avoid reducing the executive’s incentive to seek to improve the Company’s performance. The Company also has a written policy prohibiting its executive officers from pledging their shares as collateral for a loan.

EMPLOYEE STOCK PURCHASE PLAN (“ESPP”)

The ESPP is a form of equity-based compensation that is available to nearly all of the employees of FMC and its subsidiaries, including the NEOs. It is a Code §423 employee stock purchase plan that was approved by the shareholders at the 2019 Annual Meeting. It provides an attractive vehicle for participants to acquire the Company’s stock, thus further aligning their interests with those of other shareholders. Participants may elect under the Plan, prior to each three month offering period corresponding to the calendar quarters, to purchase shares of FMC stock at a price equal to 85% of the average of the closing prices for the stock on each trading day during the offering period, as reported by NASDAQ.

Mr. Stewart was the only NEO who participated in the ESPP during 2020. He participated during three of the 2020 offering periods, purchasing 73, 43, and 40 shares, respectively, at per share prices of $26.82, $21.23, and $26.39, respectively.

RETIREMENT PENSION PLAN (“PENSION PLAN”)

The Pension Plan is a qualified Code §401(a) defined benefit pension plan that the Company “froze” in 2005. Only a few “grandfathered” participants - those who had attained age 55 and earned at least 10 years of credited service on March 1, 2005 - continued to accrue benefits under the Pension Plan after that date, and the benefits of the other participants were frozen. No new participants were added after March 1, 2005. The benefits payable upon retirement at age 65 to employees participating in the Pension Plan are computed as a straight-life annuity (although other forms of actuarially equivalent benefits are offered) based on the following formula: 1.6% of average final compensation (in general, the participant’s highest 60 consecutive months’ W-2 compensation, less incentive pay) plus .5% of average final compensation in excess of Social Security covered compensation, both amounts times years of service to a maximum of 25 years. Benefits are integrated with Social Security but they are not subject to any deduction for Social Security or other offset amounts. The benefits payable under the Pension Plan at age 65 to the participants whose benefits were frozen are determined under the formula described above, based on their average final compensation as of March 1, 2005, times a fraction, the numerator of which is the participant’s years of credited service as of March 1, 2005, and the denominator of which is the participant’s years of credited service projected to age 65.

Mr. Hardwick and Mr. Fluhler are the only two NEOs who are participants in the Pension Plan. Since they had not yet attained age 55 and earned at least 10 years of credited service on March 1, 2005, they were not eligible for “grandfathering.” They ceased accruing benefits under the Pension Plan, and their accrued benefits were frozen as of that date. As of December 31, 2020, the present value of Mr. Hardwick’s and Mr. Fluhler’s accumulated benefits were $103,467 and $55,673, respectively. If they continue their employment with the Company until age 65 and retire at that time, their annual benefits under the Pension Plan, payable as a straight-life annuity, would be approximately $8,594 and $4,440, respectively. See the Pension Benefits Table on page 43.

RETIREMENT AND INCOME SAVINGS PLAN (“§401(K) PLAN”)

The §401(k) Plan is a qualified Code §401(k) defined contribution retirement plan, under which participating employees of the Company and its subsidiaries that adopt the Plan may save for their retirement by making pre-tax and Roth after-tax contributions up to the lesser of the statutory limits ($19,500 plus “catch up” contributions of up to $6,500 for participants over age 50) and the limits set forth in the §401(k) Plan.

The Company makes matching contributions to the §401(k) Plan on behalf of participants who make pre-tax and/or Roth after-tax contributions. The Company matches a participant’s pre-tax and Roth after-tax contributions at the rate of 100% of such contributions up to 3% of the participant’s compensation, plus 50% of such contributions to the extent they exceed 3% but do not exceed 6% of the participant’s compensation (defined as W-2 compensation plus certain voluntary pre-tax contributions, up to the Code §401(a)(17) maximum, which is $285,000 for 2020 and $290,000 for 2021. Thus, the maximum matching employer contribution is generally 4½% of a participant’s compensation (less if the participant’s compensation exceeds the Code §401(a)(17) maximum).

Plan participants who have been continuously employed by FMC since before January 1, 2010 receive additional employer contributions under the §401(k) Plan, equal to 2% of the participant’s compensation (as defined above), as limited by the Code §401(a)(17) maximum. Employees hired or rehired on or after January 1, 2010 are not eligible to receive these additional contributions.

All pre-tax and Roth after-tax participant contributions under the §401(k) Plan are fully vested, while participants become vested in employer matching contributions and additional employer contributions, if any, at the rate of 20% for each year of service. Participants become 100% vested in their employer matching contributions and additional employer contributions, if any, in the event of their death, disability (as defined in the Plan), or satisfaction of any of the Plan’s retirement requirements.

The employer matching and additional contributions made on behalf of the NEOs under the §401(k) Plan for 2020 were as follows:

Mr. Rechin - $12,825 matching contributions and $5,700 additional contributions
Mr. Hardwick - $12,825 matching contributions and $5,700 additional contributions
Mr. Stewart - $12,825 matching contributions and $5,700 additional contributions
Mr. Martin - $12,825 matching contributions and $5,700 additional contributions
Mr. Fluhler - $3,808 matching contributions and $5,700 additional contributions

These contributions are included in the column headed “All Other Compensation” in the Summary Compensation Table on page 39.

DEFINED CONTRIBUTION SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN (“SERP”)

FMC established the SERP, a nonqualified retirement plan, in 2006. The SERP provides additional retirement benefits to executives designated by the Compensation and Human Resources Committee whose benefits under the §401(k) Plan are restricted due to the annual compensation limit under §401(a)(17) of the Code (285,000 for 2020 and $290,000 for 2021). As of the end of 2020, the only executive designated by the Committee as a participant in the SERP is Mr. Rechin. FMC contributed 12% of his annual compensation, including his base salary and his cash incentive pay, to the SERP. The Committee established this percentage after consulting with Mercer Human Resource Consulting (“Mercer”), which assisted the Committee in designing the Plan. Contributions into the Plan were intended to provide an income replacement ratio of approximately 35%, based on a 7% return on the Plan’s investments. Mercer advised the Committee that this income replacement ratio would provide retirement benefits to Mr. Rechin that are comparable to those paid to executives holding similar positions at peer companies in the financial services industry. Mr. Rechin’s benefit under the SERP was subject to a five year “cliff” vesting provision. He was not permitted to make employee contributions.

The Company contributed $144,090 to the SERP for 2020 on Mr. Rechin’s behalf. See the Nonqualified Deferred Compensation in 2020 Table on page 44. The SERP contribution is included in Mr. Rechin’s compensation in the column headed “All Other Compensation” in the Summary Compensation Table on page 39.

Mr. Rechin retired on December 31, 2020, and is therefore eligible to receive SERP distributions in 2021.

2011 EXECUTIVE DEFERRED COMPENSATION PLAN (“EDCP”)

The EDCP is a nonqualified deferred compensation plan that FMC established in 2011. Under the EDCP, participants who are designated by the Compensation and Human Resources Committee have the opportunity to defer compensation (W-2 compensation plus certain pre-tax contributions as described in the EDCP) in excess of the maximum annual salary deferrals permitted under the §401(k) Plan ($19,500). Participants over age 50 may also make “catch up” contributions of up to $6,500. The maximum amount that a participant may defer under the EDCP is 75% of compensation, less any amounts deferred under the §401(k) Plan. FMC may also match participant deferrals at the rate of 50% of the deferrals up to a maximum of 6% of compensation (using the §401(k) Plan definition without the Code §401(a)(17) limit), and it may also make supplemental contributions. The Company also credits a participant’s account under the EDCP with nonelective contributions equal to all deferrals and related matching contributions that are refunded to the participant for any plan year under the §401(k) Plan. Deferrals and nonelective contributions are 100% vested at all times, while matching contributions vest after five years and supplemental contributions vest after three years or, if earlier, upon the participant’s death, disability, or attainment of normal retirement age (age 65 with five years of participation in the §401(k) Plan). The Committee delegated its authority to designate participants in the EDCP to Mr. Rechin, subject to annual review by the Committee of the list of participants.

Messrs. Rechin, Hardwick, Stewart and Fluhler were the NEOs who participated in the EDCP in 2020, as the Nonqualified Deferred Compensation in 2020 Table on page 44 shows. Their contributions to the Plan were either deferrals by the NEOs or nonelective contributions equal to deferred amounts that were refunded to the NEOs in 2020 under the §401(k) Plan, or both. Their total contributions were as follows:

Mr. Rechin - participant contributions of $1,105
Mr. Hardwick - participant deferrals of $21,278
Mr. Stewart - participant contributions of $1,105
Mr. Fluhler - participant deferrals of $16,921

CHANGE OF CONTROL AND OTHER EMPLOYMENT OR SEVERANCE AGREEMENTS

FMC has change of control agreements with the NEOs and certain other senior management employees because it believes these agreements promote the interests of the Company and its shareholders by providing them a financial incentive to remain with the Company and continue to act in the Company’s and the shareholders’ best interests in the event of a proposed acquisition or change of control situation in which they might otherwise decide to terminate employment due to the uncertainties of their own circumstances. The change of control agreements are “double trigger” agreements, meaning that severance benefits are payable to the executive only if: (1) a change of control occurs; and (2) the executive’s employment is terminated or constructively terminated following the change of control. The agreements provide that this termination must occur within 24 months following the change of control in order for the agreement to apply and benefits to be payable. No benefits are payable in the event of an executive’s voluntary retirement, death, disability or termination for cause. The definitions of “change of control” and “constructive termination” are set forth on page 46, in the narrative accompanying the Change of Control Agreements Table. The agreements also define “termination for cause.” Payments under the change of control agreements are calculated as a multiple of the sum of the executive’s annual base salary at the time of receiving notice of termination and the largest annual cash incentive payment received by the executive under the SMICP during the two years preceding the date of termination. For 2020, this multiple was 2.99 for Messrs. Rechin, Hardwick, Stewart and Martin, and 1.50 for Mr. Fluhler.

The change of control agreements cover only a few employees and represent a relatively small percentage of FMC’s market capitalization; therefore, the Compensation and Human Resources Committee and the Board do not believe that their existence would discourage any proposed acquisition of the Company. The agreements were not executed in response to an effort to acquire control of the Company, and the Board is not aware of any such effort.

Except for the change of control agreements and Mr. Rechin's Consulting Agreement discussed below, the Company does not have employment or other severance agreements with any of the NEOs. Under Indiana law, the NEOs are deemed to be “at will” employees.

On September 4, 2020, the Company entered into a Consulting Agreement with Mr. Rechin. See Compensation of Directors on page 48 for additional information related to the Agreement, which became effective January 1, 2021.

MITIGATION OF RISKS

In designing and implementing the executive compensation plans, FMC makes all reasonable efforts to ensure that the plans do not include any cash or equity-based incentive or other feature that might encourage executives to take unnecessary and excessive risks that threaten the value of the Company or encourage the manipulation of reported earnings of the Company to enhance the compensation of any executive. The Risk and Credit Policy Committee oversees the management of enterprise-wide risk for the Company; however, the Compensation and Human Resources Committee has the primary responsibility for overseeing the management of compensation plan risks. The two Committees share continuing responsibility for monitoring risk exposure to assure that it remains within established limits and that significant risk exposures are brought to the attention of the full Board.

Compensation plan risks are mitigated in a number of ways. They include the following:

•Executive compensation is a mix of cash and equity, fixed and variable compensation, and annual and long-term incentives.

•The SMICP, the nonequity incentive compensation plan covering the NEOs and other management employees, caps the NEOs’ incentive award payouts at 200% of target for the earnings per share metric, and less for other metrics.

•The SMICP has tiered goals and award levels, with narrower bands or increments, not “all or nothing” goals or larger bands or increments.

•Each of the SMICP and the LTEIP has a “clawback” provision under which the Company may recover a payment made to an executive officer if the payment is based on a materially inaccurate financial statement.

•The Company has a written policy prohibiting senior managers and members of the Board of Directors from engaging in hedging or short sales of FMC stock and from pledging their shares as collateral for a loan.
•The LTEIP, the equity incentive plan covering the NEOs and other management employees, requires a one-year minimum vesting period for each award and, in practice, the Compensation and Human Resources Committee has provided that restricted stock awards will not vest for three years.

•The LTEIP also provides that executive officers must hold approximately 25% of the shares awarded to them under the Plan until their death, retirement, termination of employment, or change of control.

•The LTEIP also states that executive officers are expected to acquire and hold FMC stock at least equal to their then current annual salary within six years of commencing participation in the Plan.

•The Company does not have employment or severance agreements with its NEOs, thus avoiding multi-year guaranteed employment terms.

•None of FMC’s compensation programs include tax gross-ups, single trigger change of control agreements, or extravagant executive perquisites.

•The Company periodically engages a compensation consultant to review FMC’s executive salaries and compensation programs to ensure they are competitive but not overly generous.

•The Company has an Ethics and Integrity Policy, monitored by the Audit Committee, under which employees and others may raise concerns regarding accounting, internal controls, or auditing matters. It includes the option to anonymously report conduct and matters covered by the Policy through a toll-free ethics hotline operated by an outside company.

Based on these risk mitigation undertakings, the Compensation and Human Resources Committee does not believe that the risks arising from FMC’s compensation policies and practices for its executive employees are reasonably likely to have a material adverse effect on the Company within the scope of Item 402(s) of SEC Regulation S-K.

SHAREHOLDER ADVISORY VOTE ON NEO COMPENSATION AT 2020 ANNUAL MEETING

In accordance with Rule 14A-21(a) under the Securities Exchange Act of 1934, the Company held a separate shareholder advisory vote at the 2020 Annual Meeting on a resolution to approve the compensation of its NEOs, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and related material in the 2020 proxy statement. Of the shares that were voted, 37,046,964 (94.76%) were voted in favor of the resolution, 2,046,192 (5.23%) were voted against the resolution, and 852,422 (0.01%) abstained. The Compensation and Human Resources Committee considered these results at its first meeting following the vote and concluded that the vote showed that the shareholders supported the Company’s executive compensation policies and programs. The Committee did not make any significant changes in 2020 to the executive compensation policies and programs on the basis of this advisory vote.

COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

The following table provides information concerning the NEOs’ 2018, 2019, and 2020 compensation:

Name and Principal Position	Year	Salary	Stock Awards(1)	Non-equity Incentive Plan Compensation (2)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings(3)	All Other Compensation(4)	Total
Michael C. Rechin Former President and Chief Executive Officer	2018	548,853	729,750	517,019	—	251,279	2,046,901
	2019	565,120	566,250	322,119	—	249,051	1,702,540
	2020	588,588	407,100	184,632	—	222,758	1,403,078
Mark K. Hardwick Chief Executive Officer	2018	372,206	462,175	262,964	—	40,953	1,138,298
	2019	386,024	358,625	173,711	21,503	53,828	993,691
	2020	398,858	257,830	89,743	23,479	57,676	827,586
Michael J. Stewart President	2018	334,110	437,850	236,049	—	39,870	1,047,879
	2019	346,515	347,300	155,932	—	59,909	909,656
	2020	358,772	249,688	80,724	—	62,903	752,087
John J. Martin Executive Vice President and Chief Credit Officer	2018	267,664	364,875	168,093	—	34,131	834,763
	2019	276,366	283,125	110,546	—	39,282	709,319
	2020	285,349	203,550	57,070	—	46,029	591,998
Stephan H. Fluhler Senior Vice President and Chief Information Officer	2018	238,680	194,600	101,118	—	21,847	556,245
	2019	251,419	151,000	78,599	11,068	31,870	523,956
	2020	281,515	108,560	67,789	11,864	24,700	494,428

(1)    A discussion of the assumptions used in calculating these values is contained in Note 20 to the 2020 audited financial statements, on pages 105 and 106 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

(2)    The amounts shown in the Nonequity Incentive Plan Compensation column are payments under the SMICP for performance in the years indicated. However, the NEOs received these payments in March of the following year. None of the NEOs received a bonus for 2018, 2019, or 2020 except for these payments under the SMICP.

(3)    The amounts shown in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column for Mr. Hardwick and Mr. Fluhler are the changes in the actuarial present value of their frozen benefits under the Pension Plan for the years indicated. The present value of Mr. Hardwick's and Mr. Fluhler's benefits decreased by $10,137 and $5,149, respectively, in 2018. SEC rules require that negative earnings be shown as $0 in the Summary Compensation Table. Mr. Rechin, Mr. Stewart and Mr. Martin have not participated in any Company-sponsored defined benefit plan or other actuarial pension plan. No NEO received above-market or preferential earnings on deferred compensation for 2018, 2019, or 2020.

(4)    The amounts shown in the All Other Compensation column include the following for the years indicated:

Mr. Rechin

•§401(k) Plan FMC matching contributions of $12,375 (2018), $12,600 (2019), and $12,825 (2020)
•Additional §401(k) Plan FMC contributions of $5,500 (2018), $5,600 (2019), and $5,700 (2020)
•FMC contributions to the SERP of $200,892 (2018), $181,193 (2019), and $144,090 (2020)
•Reinvested dividends on restricted stock awards valued at $32,512 (2018), $38,726 (2019), and $48,565 (2020)
•Perquisites of $11,578 (car allowance and country club dues)
Mr. Hardwick

•§401(k) Plan FMC matching contributions of $12,375 (2018), $12,600 (2019), and $12,825 (2020)
•Additional §401(k) Plan FMC contributions of $5,500 (2018), $5,600 (2019), and $5,700 (2020)
•Reinvested dividends on restricted stock awards valued at $23,078 (2018), $28,639 (2019), and $34,048 (2020)
•Perquisites of $5,103 (car allowance and country club dues)

Mr. Stewart

•§401(k) Plan FMC matching contributions of $12,375 (2018), $12,600 (2019), and 12,825 (2020)
•Additional §401(k) Plan FMC contributions of $5,500 (2018), $5,600 (2019), and $5,700 (2020)
•Reinvested dividends on restricted stock awards valued at $21,995 (2018), $27,453 (2019), and $32,747 (2020)
•Perquisites of $11,631 (car allowance and country club dues)

Mr. Martin

•§401(k) Plan FMC matching contributions of $12,375 (2018), $12,600 (2019), and $12,825 (2020)
•Additional §401(k) Plan FMC contributions of $5,500 (2018), $5,600 (2019), and $5,700 (2020)
•Reinvested dividends on restricted stock awards valued at $16,256 (2018), $19,363 (2019), and $24,282 (2020)
•Perquisites of $3,222 (car allowance)

Mr. Fluhler

•§401(k) Plan FMC matching contributions of $10,122 (2018), $12,600 (2019), and $3,808 (2020)
•Additional §401(k) Plan FMC contributions of $5,500 (2018), $5,600 (2019), and $5,700 (2020)
•Reinvested dividends on restricted stock awards valued at $6,225 (2018), $10,327 (2019), and $12,951 (2020)
•Perquisites of $2,241 (country club dues)

The Company does not have employment agreements with any of the NEOs.

RATIO OF ANNUAL TOTAL COMPENSATION OF CHIEF EXECUTIVE OFFICER TO MEDIAN EMPLOYEE

We are providing the following information about the relationship of the annual total compensation of our median employee and the annual total compensation of Michael C. Rechin, our Chief Executive Officer (“CEO”) in 2020.

Because our employee population has changed as a result of our acquisition of Monroe Bank & Trust in September 2019, we have identified a new median employee for purposes of calculating the ratio of our CEO’s total annual compensation to that of the median employee. To determine the new median employee, we reviewed our entire employee population as of December 29, 2020. The employee population totaled 1,906 employees after omitting the CEO. We have no employees outside of the U.S., so no adjustments were made to the employee population on that basis.

We used the combination of base salary, overtime, and annual incentive compensation as our consistently applied compensation measure. Compensation was annualized to the end of the fiscal year, including annualizing the pay of permanent employees hired in 2020, as allowed under the ratio rule. Using this methodology, we directly identified our median employee and then determined the median employee’s total compensation at the end of our fiscal year using the Summary Compensation Table items as reflected on page 39. The amount of that compensation was $45,566. The amount of our CEO’s 2020 total compensation (as reflected on page 39) was $1,403,078. Based on this information, and consistent with Item 402(u) of SEC Regulation S-K, the ratio of our CEO’s total annual compensation to that of the median employee was 31:1.

GRANTS OF PLAN-BASED AWARDS TABLE

The following table provides information concerning all of the grants of plan-based awards made to the NEOs for 2020. The nonequity incentive plan awards were made under the SMICP, and the stock awards were grants of restricted stock made under the LTEIP. No stock option awards were made to any of the NEOs for 2020. The SMICP and the LTEIP are described in the Compensation Discussion and Analysis, on pages 27-46.

GRANTS OF PLAN-BASED AWARDS FOR 2020

		Estimated Future Payouts Under Non-equity Incentive Plan Awards(1)			All Other Stock Awards; Number of Shares of Stock	Grant Date Fair Value of Stock Awards
Name	Grant Date	Threshold	Target	Maximum
Michael C. Rechin	8/12/20	$0	$353,153	$706,306	15,000	$407,100

Mark K. Hardwick	8/12/20	0	179,486	358,972	9,500	257,830

Michael J. Stewart	8/12/20	0	161,447	322,894	9,200	249,688
	8/9/19
John J. Martin	8/12/20	0	114,140	228,280	7,500	203,550
	8/9/19
Stephan H. Fluhler	8/12/20	0	112,606	168,909	4,000	108,560

(1)The amounts shown in the Estimated Future Payouts under Nonequity Incentive Plan Awards column were the range of payouts to the NEOs for targeted performance for 2020 under the SMICP. The payments made to the NEOs for 2020 performance under the SMICP are shown in the Nonequity Incentive Plan Compensation column of the Summary Compensation Table on page 39.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The following table provides information concerning unexercised stock options, stock awards that have not vested, and equity incentive plan awards for each of the NEOs outstanding as of the end of the Company’s 2020 fiscal year.

OUTSTANDING EQUITY AWARDS AT END OF 2020 FISCAL YEAR

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options (Exercisable) (1)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (2)	Market Value of Shares or Units of Stock That Have Not Vested (3)
Michael C. Rechin				47,166	$1,764,480
Mark K. Hardwick				29,871	1,117,474
Michael J. Stewart				28,713	1,074,153
John J. Martin				23,582	882,202
Stephan H. Fluhler				12,577	470,505

(1)None of the NEOs had unexercised option awards at the end of the 2020 fiscal year.

(2)The vesting dates of the stock awards that had not vested at the end of the 2020 fiscal year are:

Mr. Rechin
16,138 shares will vest on August 16, 2021
15,761 shares will vest on August 9, 2022
15,267 shares will vest on August 12, 2023

Mr. Hardwick
10,220 shares will vest on August 16, 2021
9,982 shares will vest on August 9, 2022
9,669 shares will vest on August 12, 2023

Mr. Stewart
9,682 shares will vest on August 16, 2021
9,667 shares will vest on August 9, 2022
9,364 shares will vest on August 12, 2023

Mr. Martin
8,069 shares will vest on August 16, 2021
7,880 shares will vest on August 9, 2022
7,633 shares will vest on August 12, 2023

Mr. Fluhler
4,303 shares will vest on August 16, 2021
4,203 shares will vest on August 9, 2022
4,071 shares will vest on August 12, 2023

(3)The market value of the stock awards that had not vested at the end of the 2020 fiscal year was computed by multiplying the closing market price of FMC’s stock on December 31, 2020 ($37.41/share) by the number of shares that had not vested.

OPTION EXERCISES AND STOCK VESTED TABLE

The following table provides information concerning each exercise of a stock option and each vesting of a stock grant, including restricted stock and restricted stock units, during FMC’s 2020 fiscal year for each of the NEOs.

OPTION EXERCISES AND STOCK VESTED DURING 2020

Name	Option Awards			Stock Awards
	Exercise Date	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Michael C. Rechin				15,833	386,800(1)
Mark K. Hardwick				10,027	244,960(1)
Mark K. Hardwick				4,178	110,717(2)
Michael J. Stewart				9,500	232,085(1)
Michael J. Stewart				4,178	110,717(2)
John J. Martin				7,916	193,388(1)
Stephan H. Fluhler				4,222	103,143(1),

(1) The vesting date for the applicable stock award was July 31, 2020. The value realized on vesting was computed by multiplying the number of shares that vested by the market value of the shares ($24.43/share) on the vesting date.

(2) The vesting date for the applicable stock award was October 27, 2020. The value realized on vesting was computed by multiplying the number of shares that vested by the market value of the shares ($26.50/share) on the vesting date.

PENSION BENEFITS TABLE

The following table provides information concerning the Pension Plan with respect to each of the NEOs as of December 31, 2020.
PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service(1)	Present Value of Accumulated Benefit(2)	Payments During Last Fiscal Year
Michael C. Rechin	N/A	N/A	N/A	N/A
Mark K. Hardwick	FMC Retirement Pension Plan	7.32	$103,467	0
Michael J. Stewart	N/A	N/A	N/A	N/A
John J. Martin	N/A	N/A	N/A	N/A
Stephan H. Fluhler	FMC Retirement Pension Plan	4.76	$55,673	0

(1)    Mr. Rechin, Mr. Stewart and Mr. Martin are not participants in the Pension Plan, because they were not employed by the Company on March 1, 2005, when the Pension Plan was frozen. Mr. Hardwick and Mr. Fluhler are participants in the Pension Plan, but their benefits were frozen, effective March 1, 2005, because they had not yet attained age 55 and accrued 10 years of credited service as of that date. Their years of credited service under the plan are one fewer than their number of actual years of service with the Company when the Plan was frozen. Neither Mr. Hardwick nor Mr. Fluhler is currently eligible for normal or early retirement under the Pension Plan.

(2)    The assumptions used in calculating the present value of accumulated benefits are discussed in Note 21 to FMC’s 2020 audited financial statements, on pages 106-109 of FMC’s Annual Report on Form 10-K for the year ended December 31, 2020.

The Pension Plan is a tax-qualified Code §401(a) defined benefit pension plan. The benefits payable upon retirement at age 65 to employees participating in the Pension Plan are computed as a straight-life annuity (although other forms of actuarially equivalent benefits are offered) based on the following formula: 1.6% of average final compensation (in general, the participant’s highest 60 consecutive months’ W-2 compensation, less incentive pay) plus .5% of average final compensation in excess of Social Security covered compensation, both amounts times years of service to a maximum of 25 years. Benefits are integrated with Social Security but they are not subject to any deduction for Social Security or other offset amounts. The benefits payable under the Pension Plan at age 65 to the participants whose benefits were frozen, effective March 1, 2005, are determined under the formula described above, based on their average final compensation as of that date, times a fraction, the numerator of which is the participant’s years of credited service as of March 1, 2005, and the denominator of which is the participant’s years of credited service projected to age 65.

NONQUALIFIED DEFERRED COMPENSATION TABLE

The Company has two nonqualified deferred compensation plans - the SERP (established in 2006) and the EDCP (established in 2011). The following table shows the dollar amounts of contributions, earnings, withdrawals, distributions and the aggregate balances of the NEOs’ deferred benefit accounts under the SERP and/or the EDCP as of December 31, 2020.

NONQUALIFIED DEFERRED COMPENSATION IN 2020

Name	Plan Name(1)	Executive Contributions in Last Fiscal Year(2)(3)	Company's Contributions in Last Fiscal Year(2)(3)	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals/ Distributions	Aggregate Balance at Fiscal Year End
Michael C. Rechin	SERP	$0	$144,090	$7,970	0	$1,824,687
Michael C. Rechin	EDCP	1,105	244	2,370	0	19,048
Mark K. Hardwick	EDCP	21,278	0	18,149	0	213,215
Michael J. Stewart	EDCP	1,105	75	3,050	0	43,203
John J. Martin	EDCP	0	0	0	0	0
Stephan H. Fluhler	EDCP	16,921	0	1,127	0	33,560

(1)The “SERP” is the First Merchants Corporation Defined Contribution Supplemental Executive Retirement Plan; and the “EDCP” is the First Merchants Corporation 2011 Executive Deferred Compensation Plan.

(2)    Mr. Rechin is currently the only participant in the SERP. No amount is shown for Mr. Rechin in the Executive contributions in last fiscal year column for the SERP because participants may not make contributions to their accounts under that Plan. The amount shown for Mr. Rechin in the Company contributions in last fiscal year column for the SERP is the amount, equal to 12% of Mr. Rechin’s compensation, credited by the Company to his deferred benefit account for 2020 (but paid in early 2021). This amount is also reported as compensation to Mr. Rechin in the Summary Compensation Table on page 39 in the column headed “All Other Compensation.”

(3)    Messrs. Rechin, Hardwick, Stewart and Fluhler participated in the EDCP in 2020. The EDCP also has other participants besides the NEOs. The amounts shown for the NEOs in the Executive contributions in last fiscal year column for the EDCP were either amounts deferred by the NEOs in 2020 or nonelective contributions equal to deferred amounts that were refunded to the NEOs in 2020 under the §401(k) Plan, or both. The amounts shown for the NEOs in the Company’s contributions in last fiscal year column for the EDCP were nonelective contributions equal to matching contributions that were refunded to the NEOs in 2020 under the §401(k) Plan. These matching contributions were reported as compensation to the NEOs in the Summary Compensation Table in the proxy statement for the 2021 annual meeting of shareholders.

The SERP and the EDCP are unfunded, and benefits payable under these Plans depend solely on the unsecured promise of the Company. The Company has established a “rabbi” trust (“Trust”), with the First Merchants Private Wealth Advisors division of its subsidiary, First Merchants Bank, as the trustee. The Company makes annual contributions to the Trust to help pay its liabilities under the SERP and the EDCP. However, the SERP and EDCP participants have no preferred claim on, or any beneficial ownership interest in, the assets of the Trust. The Company may make investment options available to a participant but is under no obligation to invest its contributions according to the option selected. The actual investment returns for a participant’s account may differ from the returns on the investments requested by the participant. A participant may request changes in the investment options daily, by submitting written investment allocation requests to the trustee. The SERP and the EDCP are operated in compliance with Code §409A.

The SERP provides additional retirement benefits to key executive employees designated by the Compensation and Human Resources Committee whose benefits under the §401(k) Plan are restricted due to the annual compensation limit for qualified plans under §401(a)(17) of the Code ($280,000 for 2019, $285,000 for 2020, and $290,000 for 2021). Under the SERP, the Company annually credits a percentage, as determined by the Committee, of a participant’s compensation (basically, salary plus nonequity incentive pay) for the plan year to a deferred benefit account established for the participant. To be eligible for such a credit, a participant must have made contributions to the §401(k) Plan sufficient to be entitled to receive the maximum matching employer contributions for the year. Participants may not make contributions to their accounts under the SERP. A participant’s interest in his or her deferred benefit account under the SERP vests upon the earliest of the participant’s death, disability, involuntary termination (except for cause), a change of control of the Company (as defined in the change of control agreements), or after five years of participation in the plan. The account balance, adjusted for investment gain or loss, is payable in 36 monthly installments following the participant’s death, disability or separation from service (the initial payment is delayed six months and made retroactively if made on account of the participant’s separation from service).

The EDCP gives eligible salaried employees the opportunity to defer compensation (W-2 compensation plus certain pre-tax contributions as described in the plan) in excess of the maximum annual deferrals permitted under the §401(k) Plan. The maximum deferral under the §401(k) Plan was $19,500. Participants over age 50 could also make “catch up” contributions of up to $6,500. The EDCP provides that eligible participants are to be designated by the Compensation and Human Resources Committee. However, the Committee has delegated this authority to Mr. Rechin, for participants other than himself, subject to annual review by the Committee of the list of participants. The maximum amount that a participant can defer under the EDCP is 75% of his or her compensation, less any amounts deferred under the §401(k) Plan. FMC may also credit matching contributions to a participant’s account equal to 50% of the participant’s deferrals up to 6% of compensation, and it may credit a participant’s account with supplemental contributions. In addition, the Company will credit a participant’s account with nonelective contributions equal to all deferrals and related matching contributions that are refunded to the participant for any plan year under the §401(k) Plan. Deferrals and nonelective contributions under the EDCP are 100% vested at all times, while matching contributions vest after five years, and supplemental contributions vest after three years. All amounts credited to a participant’s account vest upon the participant’s death, disability, or attainment of normal retirement age (age 65 with five years of participation in the §401(k) Plan). The terms “deferrals” and “contributions” in the EDCP are for ease of reference; they are actually only credits to participants’ accounts under the plan. A participant may designate the date account balances will be distributed, or commence to be distributed, under the EDCP (so long as the date is at least two years following the beginning of the plan year for which the first deferral under the plan is made), and whether distribution will be made in a lump sum or installments (the initial payment to certain key executives, including the NEOs, is delayed six months and made retroactively if made on account of the participant’s separation from service). If a participant dies, becomes disabled, or experiences an unforeseeable emergency (as defined in the EDCP), his or her benefit will be distributable in a lump sum within 90 days of the event. In the event of a change of control (as defined in the regulations under Code Section 409A), a participant’s benefit will be distributed in a lump sum on the date of the change of control.

CHANGE OF CONTROL AGREEMENTS TABLE

The Company does not have an employment or severance agreement with any of the NEOs.

FMC has a “double trigger” change of control agreement with each of the NEOs that, in general, would provide for a severance payment to the NEO in the event of a change of control of the Company that is followed by a termination or constructive termination of the NEO’s employment within 24 months after the change of control. A "change of control" is defined as an acquisition by any person of 25% or more of FMC’s voting shares, a change in the makeup of a majority of the Board over a 24‑month period, a merger of FMC in which the shareholders before the merger own 50% or less of the Company’s voting shares after the merger, or approval by FMC’s shareholders of a plan of complete liquidation of FMC or an agreement to sell or dispose of substantially all of the Company’s assets. A "constructive termination" is defined as a significant reduction in duties, compensation or benefits or a relocation of the NEO’s office outside the area described in the agreement, unless agreed to by the NEO. No payment would be made under the agreement if the termination was for “cause” (as defined in the change of control agreement) or if the termination was because of the NEO’s death, disability or voluntary retirement, or if the NEO voluntarily terminated employment (unless due to constructive termination).

If the two triggering events occur, the agreement provides that the NEO would be entitled, in addition to base salary and incentive compensation accrued through the date of termination, to payment from the Company, or its successor in the event of a purchase, merger or consolidation, of a lump sum severance payment in an amount determined by multiplying the sum of the NEO’s annual base salary as in effect on the date the NEO receives notice of termination and the largest cash incentive plan payment received by the NEO under the SMICP during the two years preceding the date of termination, by the percentage set forth in the agreement (299% for Mr. Rechin, Mr. Hardwick, Mr. Stewart and Mr. Martin, and 150% for Mr. Fluhler). In such event, the NEO’s outstanding stock options would be canceled; and, in lieu thereof, the NEO would receive a lump sum amount equal to the bargain element value of these options, if any. The restrictions on any shares of restricted stock held by the NEO when the two triggering events occurred would also lapse, and the NEO’s unvested benefits under the nonqualified deferred compensation plans would vest. The NEO would also be entitled to outplacement services, reasonable legal fees and expenses incurred as a result of the termination, and life, disability, accident and health insurance coverage until the earlier of two years following the date of termination or the NEO’s 65th birthday. The insurance coverage would be similar to what the NEO was receiving immediately prior to the notice of termination, and the Company would pay the same percentage of the cost of such coverage as it was paying on the NEO’s behalf on the date of such notice.

The following table shows the lump sum severance payment amounts that would have been payable to the NEOs under the change of control agreements if both of the triggering events had occurred on December 31, 2020. The table also shows the bargain element values of the NEOs’ outstanding stock options on that date and the estimated values of their life, disability, accident and health insurance coverages for two years following that date.

CHANGE OF CONTROL AGREEMENTS

Name	Multiplier	Severance Benefit Amount	Bargain Element Values of Outstanding Stock Options	Estimated Values of Insurance Coverages for Two Years
Michael C. Rechin	299%	$2,702,778	—	$35,678
Mark K. Hardwick	299%	1,717,782	—	34,302
Michael J. Stewart	299%	1,544,574	—	35,678
John J. Martin	299%	1,187,876	—	27,730
Stephan H. Fluhler	150%	541,948	—	23,634

The change of control agreements were not entered into in response to any effort to acquire control of the Company, and the Board is not aware of any such effort.

VOTING ITEM 2: ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

In accordance with Rule 14A-21(a) under the Securities Exchange Act of 1934, the Company annually includes, in association with its Annual Meeting, a separate, nonbinding resolution subject to shareholder advisory vote to approve the compensation of the Company’s NEOs, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and related material in the proxy statement.

The Company’s executive compensation policies and programs are designed to link the interests of the NEOs and the other shareholders by aligning the NEOs’ pay and other financial incentives with the Company’s and their own individual long-term and short-term performance and by increasing their ownership of the Company’s stock. The material elements of these programs are discussed in the Compensation Discussion and Analysis.

At the 2020 Annual Meeting, shareholders voted 94.76% of the shares to approve the NEOs’ compensation. Only 5.23% of the shares were voted against approval, and 0.01% of the shares abstained. The Board and the Compensation and Human Resources Committee considered these results and have concluded that the shareholders support a continuation of the Company’s existing executive compensation policies and programs. The Committee did not make any significant changes in 2020 to the previous year’s policies and programs.

We are again asking our shareholders to approve, on an advisory basis, the compensation of the Company’s NEOs, as disclosed and discussed in the Compensation Discussion and Analysis, the compensation tables, and related material in Section VII of this proxy statement, entitled “Compensation of Named Executive Officers,” on pages 27-46. Shareholders are encouraged to consider this information prior to voting on the resolution. While this vote is nonbinding, the Board and the Compensation and Human Resources Committee value shareholder opinion as expressed through this vote and will consider it when deciding whether to continue the existing executive compensation philosophy and programs or to make significant changes in the future.

After the upcoming vote in association with the 2021 Annual Meeting, the next following shareholder advisory vote to approve the compensation of the Company’s NEOs will occur in association with the 2022 Annual Meeting.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE FOLLOWING RESOLUTION:

RESOLVED, THAT THE SHAREHOLDERS APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE “COMPENSATION DISCUSSION AND ANALYSIS,” THE COMPENSATION TABLES AND ANY RELATED MATERIAL IN THE PROXY STATEMENT FOR THE 2021 ANNUAL MEETING OF SHAREHOLDERS.

VIII. COMPENSATION OF DIRECTORS

Each of the nonemployee directors was paid an annual retainer of $95,000 for the director’s services in that capacity during 2020. Mr. Rechin, as FMC’s President and CEO, was not separately compensated for his services as a director.

In addition to his retainer, Mr. Schalliol received $50,000 for his services as the Board Chair; however, he did not receive additional compensation for his services as Chair of the Compensation and Human Resources Committee. In addition to their retainers, Mr. Becher received $15,000 for his services as Chair of the Audit Committee, Mr. Walker received $7,500 for his services as Chair of the Nominating and Governance Committee, and Ms. Wojtowicz received $10,000 for her services as Chair of the Risk and Credit Policy Committee. Ms. Wojtowicz, Mr. Halderman, Mr. Sherman and Mr. Chaffin each received $5,000 for their services as members of the Risk and Credit Policy Committee, due to the time demands serving on that Committee entails. The retainer and fees described above did not increase in 2020.

On February 8, 2021, the Company's Compensation and Human Resources Committee approved certain increases in non-employee director fees as follows: (1) the annual retainer for all directors was increased to $115,000; and (2) members of the Company's Audit Committee will receive $5,000 for their service as members of the Audit Committee (except for Chairman Becher who receives a $15,000 payment as Chairman of the Committee). The retainer will continue to be paid with the same mix of cash and restricted stock as discussed below. The increase in the annual retainer was approved in order to maintain a competitive director compensation structure so the Company can retain and attract high-level directors, and the Audit Committee payment was approved in recognition of the time demands associated with serving on the Audit Committee. The Company's Board of Directors ratified the above increases on February 9, 2021. The increases became effective as of January 1, 2021.

Mr. Rechin is party to a Consulting Agreement (the “Consulting Agreement”) with the Company, which became effective January 1, 2021 and continues for two years. Mr. Rechin’s duties under the Consulting Agreement are to provide part-time consulting services, as an independent contractor, at the request of the Company’s Chief Executive Officer or President, which services may include: advice and assistance with implementing mergers and acquisitions, identifying M&A prospects, investor relations, customer relations and customer lead generation, development and relationship building, and other related and similar services. His annual compensation will be $100,000 during 2021 and $50,000 during 2022 payable in equal monthly installments. The Company will also continue to allow Mr. Rechin use of a company vehicle, continue payment of his club dues during the term of the Consulting Agreement and pay healthcare insurance premiums for Mr. Rechin and his spouse until they are eligible for Medicare. As a non-employee director, Mr. Rechin will also receive the director compensation described above during 2021.

Directors do not receive separate meeting fees, as their duties include regular attendance and active participation in Board and Committee meetings. The directors’ compensation is paid quarterly in arrears on the last business day of each calendar quarter.

EQUITY COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

In 2008, the shareholders approved the Equity Compensation Plan for Nonemployee Directors (“ECPND”). The ECPND was designed to strengthen the alignment between the nonemployee directors’ compensation and long-term shareholder interests by requiring that at least 50% of their compensation, including annual retainers and fees for chairing or serving on Board Committees, be paid in the form of restricted shares of FMC common stock valued at fair market value (the closing price as reported by NASDAQ) on the date of payment. The restricted shares are nontransferable until the restrictions lapse, on the earliest of the following dates: (i) the third anniversary of the date the shares were issued if the director has served continuously as a director since the shares were issued; (ii) the date the director retires as a director ; (iii) the date of the director’s death or total and permanent disability (as defined in Code §22(e)(3)); or (iv) the date of a change of control, as defined in the Long-Term Equity Incentive Plan (“LTEIP”). If the director’s service as a director ends before the restrictions lapse, the director forfeits the restricted shares. The director is deemed to be the beneficial owner of the restricted shares, with the right to vote and receive all dividends and other distributions with respect to the shares, unless and until they are forfeited.

Effective as of January 1, 2015, based in part on a recommendation from Conduent Human Resource Services ("Conduent"), the Board increased the percentage of the nonemployee directors’ compensation that is payable in restricted shares from 50% to 62.5%, thus reducing the percentage that is payable in cash from 50% to 37.5%. This change in the structure of the nonemployee directors’ compensation further aligns their interests with long-term shareholder interests.

Also based in part on a recommendation from Conduent, effective as of January 1, 2015, the Board amended the LTEIP to eliminate a provision in that plan for an automatic annual award to nonemployee directors of an option to purchase FMC common stock. Under that provision, the nonemployee directors received a stock option grant each July 1 to purchase 1,500 shares of FMC common stock at the closing market price of the shares on the date of the grant. Thus the nonemployee directors were awarded the stock options on July 1, 2014 but not on or after July 1, 2015. The Company had already ceased awarding stock options to any of its executive officers and other employees beginning in 2014, as recommended by Conduent, instead relying on restricted stock grants as the sole form of equity awards to employees. The 2015 elimination of stock option awards to the nonemployee directors, coupled with the increased emphasis on restricted stock in the makeup of the directors’ compensation, mirrored the changes previously made in the structure of the employees’ equity compensation.

A Board-established stock ownership guideline applies to all nonemployee directors, under which they are to acquire and hold shares of FMC common stock equal in value to at least three times their total annual compensation for their services as directors. Directors are expected to meet this guideline as soon as reasonably possible, and in all cases within six years after the director is first elected to the Board. All of the current directors have met this guideline or are on course to do so within this period.

The Company also has a written policy prohibiting its directors from engaging in short sales or in hedging against a possible decrease in the market value of FMC stock granted to the director under the ECPND or otherwise held, directly or indirectly, by the director. A primary purpose of the hedging prohibition is to avoid reducing the director’s incentive to seek to improve the Company’s performance. The Company also has a written policy prohibiting its directors from pledging their shares as collateral for a loan.

NON-EMPLOYEE DIRECTORS DEFERRED COMPENSATION PLAN

In December 2017, the Board approved the establishment of a Non-Employee Directors' Deferred Compensation Plan (the "Plan"). The Plan permits our non-employee directors, commencing January 1, 2018, to defer all or part of the compensation that is payable to them in cash for their services as board members. The Plan also provides that (a) the Company will match all participant deferrals by making a contribution equal to 10% of the amounts being deferred, and (b) the value in each participant's deferred compensation account will be adjusted quarterly for earnings, and gains or losses, in each case, based upon a hypothetical investment in the Company's common stock of the deferred compensation, the Company match, and the previous adjustments to the account's value. Notwithstanding the foregoing, none of the deferrals, matches or valuation changes will be in the form of cash. Instead, such amounts will be reflected as credits or debits to the deferred compensation account maintained on behalf of each participant. Participants are able to defer payments to their accounts until retirement, at which time the participant may elect to receive all amounts in their account as a lump sum or in installments.

The Plan was recommended and designed by the Company's compensation consultant at the time. There are currently four of the Company's directors who are participants in the Plan.

The following table contains information concerning the compensation paid to the nonemployee directors for their services as directors in 2020.

DIRECTOR COMPENSATION FOR 2020 FISCAL YEAR

Name	Fees Earned or Paid in Cash	Stock Awards(1)(2)	All Other Compensation(3)	Total
Michael R. Becher	$41,302	$68,698	$3,692	$113,692
H. Douglas Chaffin(4)	36,932	61,401	902	99,235
Michael J. Fisher	35,696	59,304	3,305	98,305
F. Howard Halderman(5)	46,942	65,557	3,512	116,011
William L. Hoy(5)	40,696	59,304	3,305	103,305
Clark C. Kellogg (5)	40,696	59,304	1,663	101,663
Gary J. Lehman(5)	50,696	59,304	3,305	113,305
Michael C. Marhenke(6)	35,696	59,304	2,805	97,805
Charles E. Schalliol	54,432	90,567	5,040	150,039
Patrick A. Sherman	37,582	62,417	3,551	103,550
Terry L. Walker (7)	49,122	33,585	2,647	85,354
Jean L. Wojtowicz	41,302	68,698	3,809	113,809

(1)The grant date fair value of the 2020 quarterly restricted stock awards to the directors was as follows:

March 31, 2020	$26.49/share
June 30, 2020	$27.57/share
September 30, 2020	$23.16/share
December 31, 2020	$37.41/share

A discussion of the assumptions used in calculating these values is contained in Note 20 to the 2020 audited financial statements, on pages 106 and 107 of FMC’s Annual Report on Form 10-K for the year ended December 31, 2020.

(2)The aggregate number of stock awards that had not vested under the ECPND at the end of the 2020 fiscal year for each nonemployee director was as follows:

Mr. Becher	4,206
Mr. Chaffin	2,208
Mr. Fisher	3,630
Mr. Halderman	3,933
Mr. Hoy	3,630
Mr. Kellogg	2,884
Mr. Lehman	3,630
Mr. Marhenke	3,630
Mr. Schalliol	5,544
Mr. Sherman	3,822
Mr. Walker	2,535
Ms. Wojtowicz	4,206

(3)The dollar amounts shown under “All Other Compensation” represent the dividends paid during 2020 on the stock awards to the nonemployee directors under the Equity Compensation Plan for Nonemployee Directors.

(4)The Company has accepted Mr. Chaffin’s resignation from the Board, which will become effective on May 11, 2021, immediately prior to the 2021 Annual Meeting.

(5)In addition to their compensation for serving as FMC directors, Mr. Halderman received $7,500, Mr. Hoy and Mr. Kellogg received $5,000, and Mr. Lehman received $15,000 from FMB for serving as a regional director of the Bank’s Eastern, Ohio and Lafayette Region, respectively, in 2020. These amounts are included in their total compensation.

(6)The Company has accepted Mr. Marhenke’s resignation from the Board, which will become effective on May 11, 2021, immediately prior to the 2021 Annual Meeting.

(7)Mr. Walker retired on May 13, 2020.

As noted above, no option awards were made to the nonemployee directors during 2020. However, in 2014 and preceding years, options to purchase FMC common stock at the closing market price of the shares on the date of the award were automatically made under the LTEIP to nonemployee directors each year on July 1. These option awards expire ten years after the date of the award, unless they have been exercised prior to the expiration date.

The aggregate number of option awards outstanding under the LTEIP for each nonemployee director at the end of the 2020 fiscal year was as follows:

Mr. Becher	4,500
Mr. Chaffin	0
Mr. Fisher	0
Mr. Halderman	0
Mr. Hoy	4,500
Mr. Kellogg	0
Mr. Lehman	6,000
Mr. Schalliol	6,000
Mr. Marhenke	0
Mr. Sherman	4,500
Mr. Walker	6,000
Ms. Wojtowicz	6,000

IX. TRANSACTIONS WITH RELATED PERSONS

Certain directors and executive officers of FMC and their associates are customers of and have had transactions with FMC’s wholly owned subsidiary, First Merchants Bank, from time to time in the ordinary course of business. Additional transactions may be expected to take place in the ordinary course of business in the future. All loans and commitments included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender and did not involve more than the normal risk of collectability or present other unfavorable features.

In accordance with FMC’s Code of Business Conduct, all transactions in which the Company is or is to be a participant and the amount involved exceeds $120,000, and in which a director or executive officer of the Company, or any member of his or her immediate family, had or will have a direct or indirect material interest, will be reviewed for potential conflict of interest. Any transaction that is a "related-party transaction" must be approved by the Audit Committee.

X. DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers to file reports of ownership and changes in ownership of the Company’s stock with the SEC. Based on its records and the written representations of its directors and executive officers, FMC believes that during 2020 these persons complied with all Section 16(a) filing requirements, except for the following:

Director/Executive Officer	Filing/Date	Transaction
Patrick Sherman	Form 4/April 21, 2020*	Exercised Restricted Stock Award
Michael Stewart	Form 4/May 21, 2020*	Sale of Company shares in 401(k) not reported
Michael Marhenke	Form 4/June 12, 2020*	Purchase of Company shares not reported
Clark Kellogg	Form 4/January 5, 2021*	Purchase of Company shares not reported

*Filed after due date.

XI. INDEPENDENT AUDITOR

FEES FOR PROFESSIONAL SERVICES RENDERED BY BKD, LLP

The following table shows the aggregate fees and expenses billed by BKD, LLP for audit and other services rendered to FMC for 2019 and 2020.

	2020	2019
Audit Fees	$621,711	$568,200
Audit-Related Fees	42,300	68,476
Tax Fees	4,800	11,605
All Other Fees	7,265	0
Total Fees	$676,076	$648,281

The “Audit Fees” were for professional services rendered for the audits of FMC’s consolidated financial statements and internal control over financial reporting, reviews of condensed consolidated financial statements included in the Company’s Forms 10-Q, and agreed-upon procedures on the Company’s electronic submission of audited financial information to the U. S. Department of Housing and Urban Development (HUD) and selected compliance testing on the Company’s major HUD-assisted programs.

The “Audit-Related Fees” were for professional services rendered for audits of and services performed in connection with the Company’s employee benefit plans and services related to the Company's acquisitions.

The “Tax Fees” were for professional services rendered for preparation of tax returns for the Company and employee benefit plans, and for consultation on various tax matters.

All of the services related to the “Audit Fees,” “Audit-Related Fees,” “Tax Fees” and “All Other Fees” for 2019 and 2020 were pre-approved by the Audit Committee in accordance with the Committee’s pre-approval policy described below.

The Audit Committee has considered whether the provision by BKD, LLP of all services is compatible with maintaining BKD, LLP’s independence and believes that it is compatible.

THE AUDIT COMMITTEE’S PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has established a pre-approval policy, under which the Committee is required to pre-approve all audit and nonaudit services performed by FMC’s independent auditor, in order to assure that the provision of such services does not impair the auditor’s independence. These services may include audit services, audit-related services, tax services and other services. Under this policy, pre-approval is provided for 12 months from the date of pre-approval unless the Committee specifically provides for a different period. The policy is detailed as to the particular services or category of services and fee levels that are pre-approved. Unless a service or type of service to be provided by the independent auditor has received general pre-approval, it will require specific pre-approval by the Audit Committee. The Committee must also approve any proposed services exceeding the pre-approved fee levels. The independent auditor is required to provide detailed back-up documentation with respect to each proposed pre-approved service at the time of approval. The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority has been delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

VOTING ITEM 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR FOR 2021

The Board, subject to ratification by the shareholders, has appointed BKD, LLP as FMC’s independent auditor for 2021. If the shareholders do not ratify the appointment of BKD, the Audit Committee and the Board will reconsider this appointment. Representatives of the firm are expected to be present at the annual shareholders’ meeting. They will have an opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF THE FIRM BKD, LLP AS FMC’S INDEPENDENT AUDITOR FOR 2021.

XII. SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be presented at the 2022 Annual Meeting of the shareholders must be received by the Secretary of the Company at its principal office by December 2, 2021, for inclusion in FMC’s 2022 proxy statement and form of proxy relating to that meeting. If notice of any other shareholder proposal intended to be presented at the 2022 Annual Meeting is not received by the Company on or before February 15, 2022, the proxy solicited by the Board for use in connection with that meeting may confer authority on the proxies to vote in their discretion on such proposal, without any discussion in the Company's proxy statement for that meeting of either the proposal or how such proxies intend to exercise their voting discretion.

The process by which a shareholder may suggest a candidate for consideration by the Nominating and Governance Committee as a director-nominee is set forth in Article IV, Section 9, of FMC’s Bylaws. See the description of the process on page 20 under “Nominating and Governance Committee - Policy Regarding Consideration of Director Candidates Recommended by Shareholders.”

Any proposals, notices,or director nominee suggestions should be sent to the attention of the Secretary of the Company at 200 East Jackson Street, Muncie, Indiana 47305.

XIII. OTHER MATTERS

Shareholders who, according to FMC’s records, share an address may receive only one Notice Regarding the Availability of Proxy Materials on the Internet, one annual report to shareholders or one set of proxy materials, unless the shareholders have provided contrary instructions. Any shareholder who received only one Notice Regarding the Availability of Proxy Materials, one annual report to shareholders or one set of proxy materials, and who wishes to receive a separate Notice, a separate annual report to shareholders or a separate set of proxy materials, may write or call the Company’s Shareholder Services Department at First Merchants Corporation, P. O. Box 792, Muncie IN 47308-0792; (800) 262-4261, extension 21522. In addition, shareholders who share an address and who have received multiple Notices Regarding the Availability of Proxy Materials, multiple copies of the annual report to shareholders or multiple copies of proxy materials may write or call the Company’s Shareholder Services Department at First Merchants Corporation, at the same address and telephone number noted above, to request delivery of a single Notice or a single copy of these materials in the future.

FMC will bear the cost of soliciting proxies. FMC employees may solicit proxies personally or by mail, telephone or other electronic means, however, no solicitation will be made by specially engaged employees or paid solicitors.

The Board and management are not aware of any matters to be presented at the Annual Meeting of the shareholders other than: (1) the election of directors, (2) the advisory, nonbinding resolution to approve the compensation of FMC’s named executive officers, and (3) ratification of the appointment of the independent auditor. The Secretary of the Company did not receive notice of any shareholder proposals intending to be included in this proxy statement and did not otherwise receive notice of any other shareholder proposals on or before February 5, 2021 (the date after which such other shareholder proposals would be considered untimely). If any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, the holders of the proxies are authorized to vote thereon at their discretion.

                By Order of the Board of Directors

                Brian T. Hunt
             Secretary

Muncie, Indiana
March 29, 2021

First Merchants Corporation

200 EAST JACKSON STREET
MUNCIE, IN 47305-2814

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on May 10, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/FRME2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on May 10, 2021. Have your proxy card in hand when you call and then follow the voice prompt instructions.

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D34480-P50060

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FIRST MERCHANTS CORPORATION

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees:

01) Michael R. Becher
02) Susan W. Brooks
03) Mark K. Hardwick
04) William L. Hoy
05) Patrick A. Sherman

The Board of Directors recommends you vote FOR proposals 2 and 3:

	For	Against	Abstain
2. Proposal to approve, on an advisory basis, the compensation of First Merchants Corporation's named executive officers.	☐	☐	☐
3. Proposal to ratify the appointment of the firm BKD, LLP as the independent auditor for 2021.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and Shareholder Letter are available at www.proxyvote.com.

D34481-P50060

FIRST MERCHANTS CORPORATION
THIS PROXY IS SOLICITED ON BEHALF
OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF SHAREHOLDERS
May 11, 2021

The shareholder(s) hereby appoint(s) Charles E. Schalliol and Michael R. Becher, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of First Merchants Corporation that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 4:00 p.m., Eastern Daylight Time, on May 11, 2021, virtually at www.virtualshareholdermeeting.com/FRME2021, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR EACH PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be signed on reverse side

Your **Vote** Counts!

FIRST MERCHANTS CORPORATION

2021 Annual Meeting
Vote by May 10, 2021
11:59 PM ET

First Merchants Corporation

200 EAST JACKSON STREET
MUNCIE, IN 47305-2814

D35865-P50060

You invested in FIRST MERCHANTS CORPORATION and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on May 11, 2021.**

Get informed before you vote

View the Notice and Proxy Statement, Annual Report and Shareholder Letter online OR you can receive a free paper copy of voting material(s) by requesting prior to April 27, 2021. If you would like to request a copy of the voting material(s), you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line.

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May 11, 2021
4:00 p.m., EDT

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V1

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items	Board Recommends
1. Election of Directors **Nominees:** 01) Michael R. Becher 02) Susan W. Brooks 03) Mark K. Hardwick 04) William L. Hoy 05) Patrick A. Sherman	For
2. Proposal to approve, on an advisory basis, the compensation of First Merchants Corporation's named executive officers.	For
3. Proposal to ratify the appointment of the firm BKD, LLP as the independent auditor for 2021.	For

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D35866-P50060